UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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Kemper Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Notice of 2015 Annual Meeting & Proxy Statement

Kemper Corporation
One East Wacker Drive
Chicago, Illinois 60601
kemper.com

One East Wacker Drive
Chicago, Illinois 60601

Notice of Annual Meeting of Shareholders To Be Held May 6, 2015
The 2015 Annual Meeting of Shareholders (“Annual Meeting”) of Kemper Corporation (the “Company” or “Kemper”) will be held at 8:00 a.m. Central Time on Wednesday, May 6, 2015, at The Kemper Building, One East Wacker Drive, Chicago, Illinois 60601. Attendees providing proper identification will be directed to the meeting room located on the 20th floor. The purpose of the Annual Meeting will be to:

(1)	Elect a Board of Directors;

(2)	Consider and vote on an advisory proposal on the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2015;

(3)	Consider and vote on the ratification of the amendment to the Company's Bylaws to include an exclusive forum provision; and

(4)	Consider and act upon such other business as may be properly brought before the meeting.
The Board of Directors has fixed March 9, 2015 as the record date for determining shareholders entitled to receive this notice and to vote at the Annual Meeting or any adjournments or postponements of the meeting. A list of registered shareholders as of the close of business on March 9, 2015 will be available for inspection at the Annual Meeting and for a period of ten days prior to May 6, 2015 during ordinary business hours at the Company’s executive offices located at One East Wacker Drive, Chicago, Illinois 60601.
By Order of the Board of Directors.

C. Thomas Evans, Jr.
Secretary
Chicago, Illinois
March 27, 2015
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 6, 2015: The Company’s 2015 Proxy Statement and 2014 Annual Report to Shareholders are available at proxyvote.com.

Regardless of whether you plan to attend the Annual Meeting, please vote your proxy as promptly as possible. You may vote by timely returning your signed and dated proxy card in the postage-paid envelope provided, or you may vote by telephone or through the Internet. Instructions are printed on your proxy card. To obtain directions to attend in person, you may contact Investor Relations by telephone at 312.661.4930, or by e-mail at investor.relations@kemper.com.

Proxy Statement for the 2015 Annual Meeting of Shareholders
The Board of Directors (“Board of Directors” or “Board”) of Kemper Corporation (the “Company” or “Kemper”) is furnishing you with this Proxy Statement to solicit proxies to be voted at Kemper’s 2015 Annual Meeting of Shareholders (“Annual Meeting”). The Annual Meeting will be held at 8:00 a.m. Central Time on Wednesday, May 6, 2015, at The Kemper Building, One East Wacker Drive, Chicago, Illinois 60601. The proxies also may be voted at any adjournments or postponements of the meeting.
The mailing address of our principal executive office is One East Wacker Drive, Chicago, Illinois 60601. We began sending these proxy materials on or about March 27, 2015 to all shareholders entitled to vote at the Annual Meeting.
All properly executed proxy cards, and all properly completed proxies submitted by telephone or through the Internet, that are delivered in response to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.
Questions & Answers about the Annual Meeting & Voting
Proxy and Proxy Statement
What is a proxy?
A proxy is your legal appointment of another person to vote the stock you own. That other person is called a proxy. If you appoint someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Donald G. Southwell, our Chairman, President and Chief Executive Officer, and C. Thomas Evans, Jr., our Associate General Counsel and Secretary, to act as proxies for the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares if you provide a proxy in the manner described in this Proxy Statement.
What is a Proxy Statement?
A Proxy Statement is a document that sets forth the information required by the federal securities laws and regulations administered by the Securities and Exchange Commission (“SEC”) which is intended to allow you to vote on an informed basis at the Annual Meeting.
Voting and Record Date
On what am I being asked to vote?
Shareholders will vote on the following proposals at the Annual Meeting:

1.	Election of the director nominees listed on page 8 (“Nominees”);

2.	Advisory proposal on the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2015; and

3.	Ratification of the amendment to the Company’s Bylaws to include an exclusive forum provision.
Who can vote?
You are entitled to vote at the Annual Meeting if you owned Kemper common stock (“Common Stock”) at the close of business on March 9, 2015. This date is called the record date (“Record Date”).
How many shares of Kemper stock are eligible to be voted at the Annual Meeting?
At the close of business on the Record Date, there were 51,831,816 shares of Common Stock issued and outstanding. Accordingly, 51,831,816 shares of Common Stock are eligible to be voted at the Annual Meeting. Kemper had no other voting securities outstanding on the Record Date.
How many votes do I have?
Each share of Common Stock that you owned on the Record Date entitles you to one vote. Your proxy card indicates the number of shares of Common Stock that you owned on the Record Date that may be voted at the Annual Meeting.
How do I give a proxy to vote my shares?
How you give a proxy to vote your shares depends on whether you hold your shares of Common Stock (i) as a “registered shareholder” or (ii) in “street name” through an institution, such as a stock brokerage firm or bank. The shares of a registered shareholder are registered with the Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), in the shareholder’s own name. Shares held in street name are registered with the Company’s transfer agent in the name of the stock brokerage firm or other institution (or the name of its nominee), but not in the shareholder’s own name. In this case, the institution maintains its own internal records showing the shareholder as the actual beneficial owner of the shares.
Registered shareholders: If you hold your shares of Common Stock as a registered shareholder, you may give a proxy to vote your shares by one of the following methods:

•	Complete, sign and date your proxy card and return it no later than the commencement of the Annual Meeting in the postage-paid envelope provided;

•	Call the toll-free telephone number on your proxy card and follow the recorded instructions no later than 10:59 p.m. Central Time on Tuesday, May 5, 2015;

•	Access the proxy voting website identified on your proxy card and follow the instructions no later than 10:59 p.m. Central Time on Tuesday, May 5, 2015; or

•	Attend the Annual Meeting in person and deliver your proxy card or ballot to one of the ushers when requested to do so.
Shares held through 401(k) Plan: For shares held through the Company’s employee 401(k) Plan (“401(k) Plan”), proxy cards must be received, and telephone and website voting must be completed, by 1:00 a.m. Central Time on Monday, May 4, 2015 (“401(k) Deadline”), for your voting instructions to be effective. If you provide timely voting instructions for your 401(k) Plan shares, the plan trustee will confidentially vote your shares in accordance with your voting instructions. In accordance with the terms of the 401(k) Plan, if you do not vote your plan shares before the voting deadline, the plan trustee will vote your shares in the same proportion as all other shares were voted in accordance with timely voting instructions provided to the trustee by all other plan participants.
The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. Shareholders who wish to give proxy voting instructions over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet service providers and telephone companies. In addition, in choosing among the available alternatives for proxy voting, shareholders should be aware that there may be some risk that a vote either by telephone or over the Internet might not be properly recorded or counted because of an unanticipated electronic malfunction. As described above, please note that the ability of shareholders of record to submit voting instructions by telephone and over the Internet ends at 10:59 p.m. Central Time on the day before the Annual Meeting, and, for 401(k) Plan shares, at the 401(k) Deadline. The reason for this cut-off is to allow for the timely assembly and tabulation of voting instruction data.
Shares held in street name: Your broker (or other institution holding your shares of Common Stock in street name) generally will supply you with its own form of proxy card requesting you to provide your voting instructions in writing or, in some cases, by telephone or over the Internet. Following its receipt of your voting instructions, the institution will be authorized to provide a proxy to the Company to vote your shares in accordance with any instructions you provide.
How will my proxy be voted?
If you (or your broker or other institution holding your shares held in street name) properly sign and timely return your proxy card, or timely deliver your voting instructions by telephone or over the Internet, the individuals designated as proxies on the proxy card will vote your shares as you have directed. With respect to Proposal 1, you may choose to vote “FOR” or “AGAINST,” or to “ABSTAIN” from voting for each director Nominee. With respect to Proposals 2 and 3, you may choose to vote “FOR” or “AGAINST,” or to “ABSTAIN” from voting.
For shares held as a registered shareholder or through the 401(k) Plan, if you sign the proxy card but do not make specific choices, the designated proxies will vote your shares as recommended by the Company’s Board of Directors. For shares held in street name, you should contact your broker (or other institution) to determine the method by which your shares will be voted if you sign the proxy card but do not make specific choices. The Board of Directors recommends that you vote “FOR” all of the director Nominees in Proposal 1 and “FOR” Proposals 2 and 3.
What is the effect of marking the proxy card to abstain from voting on any of the Proposals?
A proxy card marked “ABSTAIN” from voting on any of the proposals will be treated as present for purposes of determining a quorum, but will not be counted as votes cast for or against the proposal.
What are broker non-votes and how might they affect voting?
The applicable rules of the New York Stock Exchange (“NYSE”) allow a stockbroker holding securities in street name for its customer to exercise discretionary voting power for those securities with respect to some matters (called “discretionary” matters) but not others (called “non-discretionary” matters), depending on the subject matter of the proposal being voted on. Broker non-

votes can occur when a stockbroker does not receive voting instructions from its customer on a non-discretionary matter. Under the current NYSE rules, director elections and all matters related to executive compensation are considered non-discretionary matters for which brokers cannot vote undirected shares. Any shares you hold in street name will not be voted with regard to Proposals 1 and 3 unless you provide timely voting instructions to your broker. Under the NYSE rules, Proposal 2 is considered a discretionary matter for brokers, and a broker not receiving voting instructions from a customer will be free to cast a vote in its discretion as to this matter.

How will voting on any other business be conducted?
As of the date hereof, the Company’s management is aware of no business that will come before the Annual Meeting other than Proposals 1 through 3 as described in this Proxy Statement, and only the Board of Directors may introduce any additional business. However, if any other business should properly come before the Annual Meeting, your proxy card will authorize the persons designated as proxies to vote on any such matters in their discretion.
How will the votes be counted, and how do I find out the voting results after the Annual Meeting?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election. The Company will report the voting results in a Current Report on Form 8-K that it will file with the SEC within four business days after the Annual Meeting.
May I revoke my proxy or change my voting instructions?
Shares held as a registered shareholder: You may revoke your proxy or change your voting instructions for registered shares as follows:

•	Deliver another signed proxy card with a later date anytime prior to the commencement of the Annual Meeting;

•	Notify Kemper’s Secretary, C. Thomas Evans, Jr., in writing prior the commencement of the Annual Meeting that you have revoked your proxy;

•	Call the toll-free telephone number, or access the proxy voting website, identified on the proxy card and re-vote any time prior to 10:59 p.m. Central Time on Tuesday, May 5, 2015; or

•	Attend the Annual Meeting in person and deliver a new, signed proxy card or ballot to one of the ushers when requested to do so.
Shares held through the 401(k) Plan: You may revoke your proxy or change your voting instructions for shares held through the 401(k) Plan by completing any of the following:

•	Deliver another signed proxy card with a later date prior to the 401(k) Deadline; or

•	Call the toll-free telephone number, or access the proxy voting website, identified on the proxy card and re-vote anytime prior to the 401(k) Deadline.
Shares held in street name: You should contact your stockbroker (or other institution holding your shares) to determine the procedures, if any, for revoking or changing your voting instructions for shares held in street name.
If I plan to attend the Annual Meeting, should I give my proxy?
Regardless of whether you plan to attend the Annual Meeting, we urge you to give a proxy. Returning your proxy card or giving voting instructions by telephone or over the Internet will not affect your right to attend the Annual Meeting and vote in person. However, giving a proxy will ensure that your shares are represented at the Annual Meeting in the event that you are unable to attend.
How do I vote in person?
If you owned Common Stock in your own name on the Record Date, your name will appear on the list of registered shareholders of the Company and, if you wish to attend in person, you will be admitted to the Annual Meeting and may vote by written ballot or by delivering a signed proxy card. However, note that: (i) Shares held through the 401(k) Plan must be voted by the 401(k) Deadline and, accordingly, may not be voted in person at the Annual Meeting; and (ii) if your shares are held in the name of a broker, bank or other institution, you must present written evidence at the Annual Meeting from the institution indicating that you were the beneficial owner of the shares on the Record Date and that you have been authorized by that institution to vote your shares in person. This written evidence is generally called a “Legal Proxy” and should be submitted to the Company’s Secretary, C. Thomas Evans, Jr., prior to the commencement of the Annual Meeting.
What does it mean if I receive more than one proxy card?
If your Kemper shares are held under different names or in more than one account, you will receive more than one proxy card. Each proxy card will indicate the number of shares you are entitled to vote on that particular proxy card.

Quorum and Required Vote
What is a quorum?
To conduct business at the Annual Meeting, a quorum must be present; that is, a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date must be represented in person or by proxy at the Annual Meeting. If you properly submit a proxy, your shares covered by that proxy will be counted toward a quorum.
How many votes are required to elect the Nominees for the Board of Directors and to approve Proposals 2 and 3?
Under the Company’s Amended and Restated Bylaws (“Bylaws”), if a quorum is present, each Nominee for director in Proposal 1 will be elected if the votes cast “FOR” exceed the votes cast “AGAINST” his or her election. Proposal 2 is advisory in nature and non-binding on the Company, although the Board’s Audit Committee, in the case of Proposal 2, will take into account the results of any vote with less than a majority voting “FOR” such proposal when making its future decisions on the subject of the proposal. Proposal 3 will be approved if the votes cast “FOR” exceed the votes cast “AGAINST” the proposal.
Shareholder Proposals, Nominations and Communications
May a shareholder nominate someone at the 2015 Annual Meeting to be a director of Kemper or bring any other business before the 2015 Annual Meeting?
The Company’s Bylaws require advance notice to the Company if a shareholder intends to attend an annual meeting of shareholders in person and to nominate someone for election as a director or to bring other business before the meeting. Such a notice may be made only by a shareholder of record who meets the requirements set forth in Section 14 of the Company’s Bylaws and provides the required information in the notice within the time period described therein. Each year’s proxy statement states the applicable time period for providing such a notice for the next year’s annual meeting. The deadline for notices in relation to the 2015 Annual Meeting has expired, and the Company did not receive any such notices that complied with the Bylaws requirements during the prescribed notice period. Accordingly, no such director nominations or other business proposed by shareholders from the floor of the 2015 Annual Meeting will be in order. The procedures for shareholders to nominate directors or make other proposals relating to the 2016 Annual Meeting are summarized below in the answers to the following two questions.
How may a shareholder nominate someone to be a director of Kemper or bring any other business before the 2016 Annual Meeting?
In accordance with the advance notice requirements of the Bylaws described above, if a shareholder of record wishes to nominate one or more directors or bring other business to be considered by shareholders at the 2016 Annual Meeting, such proposals must be made in writing to the Company no earlier than February 8, 2016 and no later than March 7, 2016. However, if the date of the 2016 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2015 Annual Meeting (i.e., May 6, 2015), then such nominations and proposals must be delivered in writing to the Company no earlier than 90 days prior to the 2016 Annual Meeting and no later than the close of business on the later of (i) the 60th day prior to the 2016 Annual Meeting, or (ii) the 10th day following the day on which public announcement of the date of the 2016 Annual Meeting is first made.
All shareholder proposals and notices should be submitted to the Secretary of Kemper Corporation, at One East Wacker Drive, Chicago, Illinois 60601.
Please note that these requirements relate only to matters intended to be proposed from the floor of the 2016 Annual Meeting. They are separate from certain SEC requirements that must be met to have shareholder proposals included in the Company’s Proxy Statement, as described immediately below.
When are shareholder proposals due so that they may be included in Kemper’s Proxy Statement for the 2016 Annual Meeting?
Pursuant to the regulations of the SEC that are currently in effect, shareholders who intend to submit proposals for inclusion in the Company’s proxy materials for the 2016 Annual Meeting must do so no later than November 30, 2015. Certain other SEC requirements must also be met to have a shareholder proposal included in the Company’s Proxy Statement. These requirements are independent of the advance notice requirements of the Company’s Bylaws described immediately above. Under SEC rules in effect on the date of this Proxy Statement, shareholder nominations of persons for election to the Board of Directors are not eligible for inclusion in the Company’s proxy materials. All shareholder proposals and notices should be submitted to the Secretary of Kemper, at One East Wacker Drive, Chicago, Illinois 60601.
How may a shareholder or other interested party communicate with the Board of Directors?
Shareholders and other interested parties may communicate with the Board of Directors, or with the non-management directors as a group, by calling the Kemper Corporate Responsibility Hotline (“Hotline”) at 866.398.0010 or by submitting a report or inquiry online at listenupreports.com.
The Hotline and the online reporting function are managed by an independent company, and reports can be made anonymously or confidentially. Communications will be directed to the Chair of the Nominating & Corporate Governance Committee if addressed to the non-management or independent directors as a group.

Cost of Proxy Solicitation
What are the costs of soliciting these proxies and who pays them?
The Company has retained the services of Innisfree M&A Incorporated (“Innisfree”) to aid in the solicitation of proxies and will pay Innisfree a base fee of $12,500 for these services, plus its related costs and expenses. The Company will bear the total expense of the solicitation that will include, in addition to the amounts paid to Innisfree, amounts paid for printing and postage and to reimburse banks, brokerage firms and others for their expenses in forwarding proxy solicitation material. Although the principal distribution of proxy materials will be through the Internet, solicitation of proxies will also be made by mail. Additional proxy solicitation may be made by telephone or other direct communication with certain shareholders or their representatives by directors, officers and employees of the Company and its subsidiaries, who will receive no additional compensation for such solicitation.
 Additional Information about Kemper and Householding Requests
Where can I find more information about Kemper?
The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments thereto are accessible free of charge through its website, kemper.com, as soon as reasonably practicable after such materials are filed with or furnished to the SEC. You may also obtain at no charge a copy of the Company’s most recent Annual Report on Form 10-K, other materials filed with the SEC and additional information regarding Kemper as follows:

•	Contact Kemper Investor Relations by telephone at 312.661.4930, or by e-mail at investor.relations@kemper.com; or

•	Write to Kemper at One East Wacker Drive, Chicago, Illinois 60601, Attention: Investor Relations.
How may shareholders with the same address request delivery of either single or multiple copies of the Company’s Proxy Statement?
If you and another shareholder who shares your address received multiple copies of this Proxy Statement, you may contact the Company as described above and request that a single copy be sent to your address for future deliveries of Company communications. This is commonly referred to as “householding.” If your proxy statement was “householded” but you prefer to receive separate copies, you may contact the Company as described above to request separate copies now or for future deliveries of Company communications.
Ownership of Kemper Common Stock
Directors and Executive Officers
The following table shows the beneficial ownership of the Common Stock as of March 9, 2015 (unless otherwise indicated) by: (i) each director; (ii) each executive officer named in the Summary Compensation Table on page 35 (“Named Executive Officer” or “NEO”); and (iii) all directors and executive officers as a group. To the Company’s knowledge, the beneficial owner has both sole voting and sole dispositive power with respect to the shares listed opposite his or her name, unless otherwise indicated.

Amount and Nature of Beneficial Ownership

Name of Beneficial Owner	Common Shares at March 9, 2015(1)		Stock Options Exercisable On or Before 5/8/2015(2)	Total Shares Beneficially Owned	Percent of Class(3)
Directors
James E. Annable	52,742		40,000	92,742	*
George N. Cochran	1,208		4,000	5,208	*
Kathleen M. Cronin	—		4,000	4,000	*
Douglas G. Geoga	8,830		40,000	48,830	*
Julie M. Howard	4,500		24,000	28,500	*
Robert J. Joyce	1,000		12,000	13,000	*
Wayne Kauth	12,000		35,937	47,937	*
Christopher B. Sarofim	1,000		12,000	13,000	*
Donald G. Southwell—Chairman, President and Chief Executive Officer	184,404		470,000	654,404	1.3%
David P. Storch	6,000		24,000	30,000	*
Richard C. Vie(4)	39,176	(4)	292,173	331,345	*
NEOs (other than Mr. Southwell, who is listed above)
Frank J. Sodaro—Senior Vice President and Chief Financial Officer	13,618		21,000	34,618	*
Scott Renwick—Of Counsel; Former Senior Vice President and General Counsel(5)	33,270		83,750	117,020	*
John M. Boschelli—Vice President and Chief Investment Officer	31,510		46,250	77,760	*
Denise I. Lynch—Vice President	26,165		22,500	48,665	*
Edward J. Konar—Former Vice President	38,784	(6)	25,000	63,778	*
Director and Executive Officers as a Group (18 persons)	521,793		1,238,360	1,760,153	3.3%

(1)
The shares shown for directors and all executive officers as a group include shares beneficially owned by (i) all directors, (ii) all NEOs, and (iii) all other executive officers of the Company. The shares shown for non-employee directors (i.e, the directors other than Mr. Southwell) include vested outstanding deferred stock units (“DSUs”), and the numbers of shares for NEOs and other executive officers include unvested outstanding shares of restricted stock and any shares of Common Stock indirectly held in the Company’s 401(k) Plan. The number of shares shown includes 1,000 DSUs for each non-employee director other than Mr. Cochran and Ms. Cronin, who joined the Board in February 2015. For each NEO and for the executive officers as a group, the number of shares shown includes the following numbers of shares of restricted stock: Southwell (15,000); Sodaro (2,625); Renwick (3,500); Boschelli (2,000); and Lynch (4,000); and for all NEOs and Executive Officers as a group (30,600). Effective February 2014, awards of restricted stock units (“RSUs”) were granted in lieu of restricted stock; unvested RSUs are not included in the amounts shown in this table because they are not deemed beneficially owned shares of Common Stock under applicable SEC rules.

(2)	The shares shown include stock options outstanding as of March 9, 2015 that will be vested as of May 8, 2015.

(3)
The percentages shown for any individual and for the directors and executive officers as a group are based on the number of shares outstanding on March 9, 2015, plus shares that the respective individual or the group has the right to acquire through outstanding DSU or RSU awards or the exercise of outstanding stock options that will be vested as of May 8, 2015. An asterisk in this column indicates a percentage of less than 1%.

(4)	The shares shown for Mr. Vie include 12,000 shares held by his spouse and 4,164 shares held by trusts that he is deemed to beneficially own.

(5)	Effective January 1, 2015, Mr. Renwick stepped down as Senior Vice President and General Counsel. He remains an employee but is no longer an executive officer.

(6)
Effective November 22, 2014, Mr. Konar left the Company. The number of Common Shares shown for Mr. Konar is based on information reported in a Form 4 filed by Mr. Konar on February 6, 2014, minus shares of restricted stock that were forfeited on the termination of his employment.

Certain Beneficial Owners
The following table shows the beneficial ownership of Common Stock by each person, other than the Company’s directors and executive officers shown above, known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock. To the Company’s knowledge, the beneficial owner has sole voting and sole dispositive power with respect to the shares listed opposite the beneficial owner’s name, unless otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Singleton Group LLC	8,334,520	(2)	16.1%
3419 Via Lido, #630 Newport Beach, California 92663
Dimensional Fund Advisors LP	4,317,685	(3)	8.3%
Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746
T. Rowe Price Associates, Inc.	4,283,724	(4)	8.3%
100 East Pratt Street Baltimore, Maryland 21202
BlackRock, Inc.	3,939,581	(5)	7.6%
55 East 52nd Street New York, NY 10022
Fayez Sarofim and Fayez S. Sarofim & Co.	3,474,344	(6)	6.7%
Two Houston Center, Suite 2907 909 Fannin Street Houston, Texas 77010

(1)	The percentages shown are based on the number of shares outstanding on March 9, 2015.

(2)
Based on information reported in a Form 4 filed with the SEC on May 8, 2014, the Singleton Group LLC (“LLC”) directly owns 8,334,520 shares of Common Stock. As reported in a Schedule 13D/A filed jointly with the SEC on May 9, 2014, the LLC and Christina Singleton Mednick, William W. Singleton and Donald E. Rugg, as managers of the LLC, share voting and dispositive power with respect to the shares of Common Stock held by the LLC, and so may be deemed beneficial owners of all such shares. William W. Singleton and Christina Singleton Mednick reported having indirect interests in these shares as trustees and beneficiaries of certain trusts holding membership interests in the LLC and as managers of the LLC and disclaimed beneficial interest of the shares of Common Stock held by the Singleton Group LLC except to the extent of their respective pecuniary interests therein. The Schedule 13D/A reported that Donald E. Rugg has sole voting and dispositive power with respect to 393 shares of Common Stock. As a result of these shares beneficially owned outside of the LLC and his role as a manager of the LLC, Donald E. Rugg may be deemed a beneficial owner of 8,334,913 shares of Common Stock.

(3)
Based on information reported in a Schedule 13G/A filed with the SEC on February 5, 2015, Dimensional Fund Advisors LP (“Dimensional”) beneficially owns an aggregate of 4,317,685 shares of Common Stock as of December 31, 2014, as to which Dimensional has sole dispositive power and which includes 4,258,593 shares as to which it has sole voting power. According to the Schedule 13G/A, these shares are held by four investment companies to which Dimensional furnishes investment advice and certain other commingled group trusts and separate accounts for which Dimensional serves as investment manager or sub-adviser. Dimensional disclaimed beneficial ownership of these shares.

(4)
Based on information reported in a Schedule 13G/A filed jointly with the SEC on February 10, 2015 by T. Rowe Price Associates, Inc. (“T. Rowe Price”) and T. Rowe Price Mid-Cap Value Fund, Inc. Rowe Price may be deemed to be the beneficial owner of 4,283,724 shares of Common Stock as of December 31, 2014 as to which T. Rowe Price has sole voting power as to 826,854 shares and sole dispositive power as to 4,283,724 shares. T. Rowe Mid-Cap Value Price Fund may be deemed to be the beneficial owner of 2,746,430 as of December 31, 2014 shares as to which it has sole voting power. According to information provided to the Company by T. Rowe Price, these shares are owned by various individual and institutional investors to which T. Rowe Price serves as an investment adviser with power to direct investments and/or sole power to vote the shares. T. Rowe Price disclaimed beneficial ownership of these shares.

(5)
Based on information reported in a Schedule 13G/A filed with the SEC on January 26, 2015, BlackRock, Inc. (“BlackRock”) beneficially owns an aggregate of 3,939,581 shares of Common Stock as of December 31, 2014, as to which BlackRock has sole dispositive power and which includes 3,822,079 shares as to which it has sole voting power. BlackRock also reported that it was filing as the parent holding company or control person of certain subsidiaries listed in an exhibit to the Schedule 13G/A.

(6)
Based on information reported in a Schedule 13G/A filed jointly with the SEC on January 13, 2015 by Fayez Sarofim, Fayez Sarofim & Co., Sarofim Trust Co. and Sarofim International Management Co., Fayez Sarofim may be deemed to be the beneficial owner of 3,474,344 shares of Common Stock as of December 31, 2014. Of such shares, Fayez Sarofim reported sole voting and dispositive power as to 2,469,070 shares, shared voting power as to 937,761 shares and shared dispositive power as to 1,005,274 shares.

Fayez Sarofim & Co. (of which Fayez Sarofim is the Chairman of the Board, Chief Executive Officer, a director, and the majority shareholder) may be deemed to be the beneficial owner of 1,005,274 shares of Common Stock as of December 31, 2014 as to which Fayez Sarofim & Co. has shared voting power as to 937,761 shares and shared dispositive power as to 1,005,274 shares. According to the Schedule 13G/A, 212,344 shares are held in investment accounts that are managed by Fayez Sarofim & Co. for numerous clients as to which Fayez Sarofim & Co. has full investment discretion. Fayez Sarofim & Co. maintains policies that preclude Mr. Sarofim from exercising voting and dispositive power with respect to Common Stock held in accounts managed by Fayez Sarofim & Co. and its subsidiaries.
Sarofim Trust Co., a wholly-owned subsidiary of Fayez Sarofim & Co., may be deemed to be the beneficial owner of 67,910 shares of Common Stock as of December 31, 2014. Sarofim Trust Co. has shared dispositive power as to 67,910 shares and has shared voting power as to 52,810 shares. According to the Schedule 13G/A, all 67,910 shares are held in investment advisory accounts managed by Sarofim Trust & Co. Sarofim International Management Co. a wholly-owned subsidiary of Fayez Sarofim & Co., directly owns 725,020 shares of Common Stock as of December 31, 2014 as to which Sarofim International Management Co. has shared voting and dispositive power.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of the registered class of the Company’s equity securities, to file with the SEC reports of ownership and reports of changes in ownership of such securities. Directors, executive officers, and greater than ten percent shareholders are required to furnish the Company with copies of all the reports they file under Section 16(a). Based on the Company’s knowledge of stock transfers, its review of copies of reports filed under Section 16(a) and written representations by persons furnished to the Company, the Company believes that all filing requirements applicable to its directors, executive officers and more than ten percent beneficial owners were complied with for the fiscal year ended December 31, 2014.
Proposal 1: Election of Directors
Election
As three current Board members are not standing for re-election and the size of the Board will be reduced to eight, the Board of Directors approved a slate of eight director nominees for election at the Annual Meeting. Directors serve for a term of one year or until the election of their successors, or as otherwise provided under the Company’s Bylaws. If any of the nominees named below declines or is unable to serve as a director (which is not anticipated), the individuals designated as proxies on the proxy card reserve full discretion to vote for any or all other persons who may be nominated. A director nominee will be elected if the number of votes cast “for” exceeds the number of votes cast “against” his or her election.
The nominees for the Board are as follows:

Name of Nominee	Age	Principal Occupation	Director Since
James E. Annable	71	Retired Secretary to the Federal Advisory Council of the Board of Governors of the Federal Reserve	1993
George N. Cochran	60	Retired Chairman in the Global Financial Institutions Group at Macquarie Capital	2015
Kathleen M. Cronin	51	Senior Managing Director, General Counsel and Corporate Secretary of CME Group Inc.	2015
Douglas G. Geoga	59	President and Chief Executive Officer of Salt Creek Hospitality, LLC	2000
Robert J. Joyce	66	Retired Chairman and Chief Executive Officer of Westfield Group	2012
Christopher B. Sarofim	51	Vice Chairman of Fayez Sarofim & Co.	2013
Donald G. Southwell	63	Chairman, President and Chief Executive Officer of Kemper Corporation	2002
David P. Storch	62	Chairman of the Board and Chief Executive Officer of AAR Corp.	2010

Business Experience of Nominees
Each of the individuals selected by the Board of Directors to serve as a Nominee for election to the Board of Directors at the Annual Meeting meets the nominee standards for board members previously adopted by the Board of Directors as described below on page 16. The Nominating & Corporate Governance (“NCG”) Committee and the Board of Directors believes that each Nominee has demonstrated significant business achievements, ethical principles and commitment to serve the Company and its shareholders, and that the specific experience, qualifications, attributes and skills of each Nominee adds to the collective ability of the Board to perform its duties and discharge its responsibilities with competence, professionalism and expertise.
The following is a summary of the business positions and public-company directorships held by each Nominee over at least the past five years, as well as some specific factors particular to such Nominee that, combined with the generally applicable factors noted above, led the Board to conclude that he or she should be selected as a nominee for election to the Board of Directors at the Annual Meeting:
James E. Annable served as Secretary to the Federal Advisory Council of the Board of Governors of the Federal Reserve until December 31, 2014. Previously, Dr. Annable served as Economic Advisor to the Chief Executive Officer of JPMorgan Chase & Co.  Prior to his retirement in June 2001, Dr. Annable served as Senior Vice President and Director of Economics for Bank One Corporation, and previously held a variety of offices with the bank and its predecessors.
Dr. Annable holds a doctorate in economics and has extensive experience as an economic advisor to several major financial institutions, as well as the Federal Reserve. His expertise is of particular significance to the Board because changes in the U.S. economy and financial markets can significantly impact the results of operations and financial position of the Company and its subsidiaries.
George N. Cochran served as Chairman in the Global Financial Institutions Group at Macquarie Capital until his retirement in December, 2014. Previously, he was the Chairman of Fox-Pitt Kelton Cochran Caronia Waller (“FPKCCW”) and a co-founder of its predecessor firm, Cochran Caronia Waller (“CCW”). FPKCCW was acquired by Macquarie Capital in November 2009. Prior to co-founding CCW, Mr. Cochran developed Kidder Peabody’s Insurance M&A and Financing Practice and also served as Managing Director and Insurance Industry Head of Coopers & Lybrand Securities, LLC.
Mr. Cochran brings considerable insurance industry expertise to the Board, as well as substantial merger and acquisition knowledge specific to the industry. His experience in top leadership roles at several investment banking firms provides the Board with additional expertise in the areas of executive development and operational management.
Kathleen M. Cronin is Senior Managing Director, General Counsel and Corporate Secretary for CME Group Inc. (“CME Group”), the Chicago-based derivatives marketplace. Before joining CME Group in November 2002, Ms. Cronin was of counsel at the law firm of Skadden, Arps, Slate, Meagher and Flom, where she was employed for more than ten years and focused her practice on corporate law matters. From 1995 to 1997, Ms. Cronin also served as Chief Counsel/Corporate Finance for Sara Lee Corporation.
Ms. Cronin’s role overseeing audit, compliance, regulatory and risk management functions at CME Group, and her experience in the areas of information security, corporate law and corporate finance, provide the Board with important knowledge and perspective on the legal challenges of doing business in a highly-regulated industry. Additionally, her understanding of corporate governance issues makes her well-suited to serve on the NCG Committee.
Douglas G. Geoga is President and Chief Executive Officer of Salt Creek Hospitality, LLC, a privately-held firm engaged in making investments in the hospitality industry and providing related advisory services. Since July and November 2013, respectively, Mr. Geoga has also served as the non-executive Chairman of the Board of Directors of Extended Stay America, Inc., the owner/operator of the Extended Stay America® Hotel chain, and ESH Hospitality, Inc., a related real estate investment trust, the common stock of which are traded together as paired shares. From October 2010 until the completion of an initial public offering of these two companies in November 2013, Mr. Geoga served as non-executive Chairman of the owner of the Extended Stay America Hotel chain. Since October 2014, Mr. Geoga has also served as Chairman of Atlantica Investment Holdings Limited, which through affiliated companies is the second largest manager of hotels in Brazil, and since February 2014, he has served as a director of Carefree Communities, Inc., a company that owns and operates a chain of recreational vehicle/mobile home communities in the United States and Canada. Since October 2012, Mr. Geoga has also served as Executive Chairman of Foundations Recovery Network, LLC, an owner and operator of residential and outpatient substance abuse treatment centers. From July 2006 until December 2009, Mr. Geoga’s primary occupation was serving as principal of Geoga Group, LLC, an investment and advisory consulting firm focused primarily on the hospitality industry. Until July 2006, Mr. Geoga served as the President of Global Hyatt Corporation and as the President of Hyatt Corporation and the President of AIC Holding Co., the parent corporation of Hyatt International Corporation, both privately-held subsidiaries of Global Hyatt Corporation which collectively operated the Hyatt chain of hotels throughout the world. In addition, from 2000 through 2005, Mr. Geoga served as the President of Hospitality Investment Fund, L.L.C., a privately-held firm which was engaged in making investments in lodging and hospitality companies and projects.
Mr. Geoga’s history as president of Hyatt Corporation, a global leader in its industry, and Chairman of Extended Stay Hotels, a national industry leader in its segment, as well as his extensive experience in private business investment, brings to the Board the perspective of both an operating executive and one who is sophisticated in corporate investments and finance.

Robert J. Joyce served as Chairman and Chief Executive Officer of Westfield Group from July 2003 to January 2011, and as Executive Chair of Westfield’s Board from January 2011 until his retirement in March 2012. Westfield Group is privately-held and provides a broad portfolio of insurance and financial services. Mr. Joyce also served as Chairman of Westfield Bank from December 2001 to April 2010. Prior to joining Westfield in 1996, Mr. Joyce held various senior leadership positions with Reliance Insurance Group (Reliance Group Holdings), and previously worked as a certified public accountant. Mr. Joyce served as a U.S. Navy Captain and is a veteran of Desert Storm and Desert Shield.
Mr. Joyce brings substantial leadership experience and insurance industry expertise to the Board. In addition to his service as chief executive officer and board chair at Westfield, Mr. Joyce served on the Board of Governors of the Property Casualty Insurers Association of America and is a past chair of that organization. He also served as a Trustee of the Griffith Insurance Education Foundation and on the Board of the National Association of Independent Insurers.

Christopher B. Sarofim is the Vice Chairman and a member of the Board of Directors of Fayez Sarofim & Co., a registered investment adviser. Mr. Sarofim joined the firm in 1988 and has been a member of its Board since August 2014. He is a member of the firm’s Executive, Finance and Investment Committees, and is also the President of the firm’s foreign advisory business, Sarofim International Management Company. Mr. Sarofim shares portfolio management responsibilities for numerous separate accounts advised by the firm, as well as several Dreyfus Corporation mutual funds. Prior to joining Fayez Sarofim & Co., he was employed with Goldman, Sachs & Co. in corporate finance.
Mr. Sarofim offers the Board extensive experience in the investment world, gained with one of the nation’s premier investment advisory firms. With his financial background and investment advisory experience, Mr. Sarofim is particularly well-suited to serve on the Investment Committee and provides the Board financial market and securities analysis expertise, key aspects in the management of the Company’s investment portfolio.
Donald G. Southwell has served as Chairman of the Board of Directors of the Company since January 1, 2010, and has served as President and Chief Executive Officer since August 2006. Mr. Southwell served as President and Chief Operating Officer between February 2002 and August 2006, as Senior Vice President between February 1999 and February 2002, and as Vice President between May 1998 and February 1999. Mr. Southwell served as the President of the Company’s insurance operations from October 1999 until February 2002. Mr. Southwell joined Kemper in March 1996 as the head of the Kemper Life and Health Insurance Group.
Mr. Southwell’s position as Chief Executive Officer provides a crucial liaison between the Board and the members of the Company’s executive and operational management, and his nineteen years of service to the Company, including thirteen years as its President and fifteen years heading its insurance operations, have provided him with an extensive understanding and perspective relative to the Company’s business operations, plans and strategies that are essential to the effective functioning of the Board.
David P. Storch is currently Chairman of the Board and Chief Executive Officer of AAR Corp., a leading provider of products and value-added services to the worldwide aviation/aerospace and government/defense industries. Mr. Storch has served as AAR’s Chairman of the Board and Chief Executive Officer since October 2005, and additionally served as President until June 2007. He served as AAR’s President and Chief Executive Officer from 1996 to October 2005, as its President and Chief Operating Officer from 1989 to 1996, and as its Vice President from 1988 to 1989. Mr. Storch is also a director of KapStone Paper and Packaging Corporation, a leading North American producer of unbleached kraft paper products and linerboard.
Mr. Storch has served as Lead Director of the Board since August 2012, and brings the Board substantial leadership expertise. His experiences as a chief executive officer of a large public company, an executive responsible for business development, Chairman of the Board of AAR, a board member of another public company and a business leader in his industry, offer the Board broad and unique perspectives and hands-on knowledge of the challenges of running a public company.
Recommendation of the Board of Directors
The Board of Directors Recommends that You Vote “For” the Election of all Eight Nominees for Director in Proposal 1.

Director Compensation
The following table shows the compensation earned for 2014 by the non-employee members of the Board of Directors. Mr. Cochran and Ms. Cronin are not listed because they did not join the Board until February 2015.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Deferred Stock Unit Award ($)(2)	All Other Compensation ($)(3)	Total ($)
James E. Annable	103,791	50,736	18,765	840	174,132
Douglas G. Geoga	91,989	50,736	18,765	840	162,330
Julie M. Howard	71,187	50,736	18,765	840	141,528
Robert J. Joyce	94,767	50,736	18,765	840	165,108
Wayne Kauth	82,233	50,736	18,765	840	152,574
Christopher B. Sarofim	63,000	50,736	18,765	840	133,341
David P. Storch	101,000	50,736	18,765	840	171,341
Richard C. Vie	76,791	50,736	18,765	14,774	161,066

(1)
Fees shown were earned for service on the Board and/or Board committees, and include amounts deferred at the election of an individual Board member under the Kemper Corporation Nonqualified Deferred Compensation Plan. For more information about the Deferred Compensation Plan, see the narrative discussion in the Executive Compensation section under the heading Nonqualified Deferred Compensation on page 42.

(2)
The amounts shown represent the aggregate grant date fair values of the stock option and DSU awards granted on May 7, 2014 to the designated non-employee directors. The grant date fair values were estimated for stock options at $12.68 based on the Black-Scholes option pricing model, and for DSUs were based on the grant date closing price ($37.53) per share of Common Stock.  For a discussion of valuation assumptions, see Note 9, “Long-term Equity-based Compensation,” to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Additional information about director stock option grants is provided on page 12 below in the narrative following the table captioned “2014 Annual Non-Employee Director Compensation Program.”

For each non-employee director, the following table shows the total number of outstanding stock option shares and DSUs held as of December 31, 2014:

Name	Outstanding Option Shares as of 12/31/14(#)		Deferred Stock Units as of 12/31/14(#)
James E. Annable	40,000		1,000
Douglas G. Geoga	40,000		1,000
Julie M. Howard	24,000		1,000
Robert J. Joyce	12,000		1,000
Wayne Kauth	35,937		1,000
Christopher B. Sarofim	12,000		1,000
David P. Storch	24,000		1,000
Richard C. Vie	292,173	*	1,000

*	This number includes stock option shares granted under the applicable equity-based compensation plans of the Company to Mr. Vie prior to 2010 when he was an employee of the Company.

(3)
The amounts shown in this column represent the amounts paid as dividend equivalents in connection with outstanding DSUs and, for Mr. Vie, the amount of the Company's matching contributions of $13,934 in 2014 pursuant to its “Matching Gifts to Education Program.” Under the matching gifts program, the Company matched tax deductible donations of up to $10,000 made to eligible educational institutions by employees, directors and retirees of the Company on a $2-for-$1 basis up to an aggregate of $20,000 per donor for donations in any one year.

2014 Annual Non-Employee Director Compensation Program
The amounts shown in the Director Compensation table above as “Fees Earned or Paid in Cash” are based on the annual non-employee director compensation program in effect for 2014 that provided for the following compensation, with the exception of the the Strategy Committee that was initially formed in December 2014 and for which no fees were paid in 2014:

Board/Committee/Position	Annual Committee Chair Retainer($)	Annual Non-Chair Retainer($)	Meeting Attendance Fee($)		Stock Option Award (#)	Deferred Stock Unit Award (#)
Board of Directors	—	35,000	1,500		4,000	500
Lead Director	—	20,000	—		—	—
Audit Committee	27,000	12,000	2,000	(1)	—	—
Compensation Committee	15,000	8,000	—		—	—
Executive Committee	—	8,000	—		—	—
Investment Committee	15,000	10,000	3,000	(2)	—	—
NCG Committee	15,000	5,000	—		—	—
Strategy Committee	30,000	5,000	—		—	—

(1)	Meeting attendance fee is $2,000 for each Audit Committee Meeting attended on a day other than a day when the Board of Directors meets.

(2)	Meeting attendance fee is $3,000 for each Investment Committee Meeting attended on a day other than a day when the Board of Directors meets.
At the conclusion of each Annual Meeting, each director who is not an employee of the Company or any subsidiary of the Company automatically receives a grant of options to purchase 4,000 shares of Common Stock and a DSU award covering 500 shares of Common Stock under the Company’s 2011 Omnibus Equity Plan (“Omnibus Plan”). Upon becoming a director, each new member of the Board of Directors who is not employed by the Company receives a grant of options to purchase 4,000 shares of Common Stock, with a tandem stock appreciation right.
The exercise price for all options granted to non-employee directors is the closing price of a share of Common Stock on the grant date. Options are fully vested when granted. All non-employee director options expire on the tenth anniversary of the grant date and, for options granted prior to 2009, include the right to receive restorative options under specified circumstances. As discussed in the “Compensation Discussion and Analysis” section below, under the heading “Elimination of Restorative Option Program” on page 33, the restorative option program was eliminated on a prospective basis effective in 2009. As a result, annual stock option awards granted by the Company beginning in 2009 do not include the right to receive restorative options. In connection with options granted prior to 2009, restorative options are granted automatically to replace shares of previously-owned Common Stock that an exercising option holder surrenders, either actually or constructively, to satisfy the exercise price, so long as certain requirements are met at the time of exercise. The non-employee directors are eligible to defer up to 100% of the fees earned for service on the board and board committees under the Deferred Compensation Plan. For more information about the Deferred Compensation Plan, see the narrative discussion in the Executive Officer Compensation and Benefits section below under the caption “Deferred Compensation Plan.”
The DSUs granted to non-employee directors give the holder the right to receive one share of Common Stock for each DSU issued, and are fully vested on the date of grant. Holders of DSUs are entitled to receive dividend equivalents in cash in the amount and at the time that dividends would have been payable if the DSUs were shares of Common Stock. Conversion of the DSUs into shares of Common Stock is deferred until the date the holder’s Board service terminates.
All directors are entitled to reimbursement for travel expenses incurred in attending Board of Directors and Board committee meetings and other Company business. Each of the Company’s directors, including the directors who are also members of management, is a party to an indemnification and expense advancement agreement with the Company, as permitted by the Delaware General Corporation Law. The provisions of these agreements are substantially the same as the indemnification provisions applicable to the directors under the Company’s Bylaws and Certificate of Incorporation, except that the agreements may not be amended or terminated without the written consent of the respective director.
In addition to the compensation received as a non-employee director in 2013, Mr. Vie received payments from the Company, or one of its benefit plans, to which he was entitled as a former employee. Mr. Vie retired from the Company on December 31, 2009 and has been receiving benefits since January 1, 2010 under the Company’s defined benefit pension plans as a former employee of the Company or its subsidiaries. As a former executive of the Company’s former parent corporation, Teledyne, Inc., Mr. Vie had elected to defer a portion of his compensation that he earned under the Teledyne Management Bonus Compensation Plan (“Teledyne Plan”) until his retirement. The Company assumed liability for Mr. Vie’s balance under the Teledyne Plan at the time of Kemper’s spin-off from Teledyne in 1990. Since January 1, 2010, Mr. Vie has been receiving quarterly payments under the Teledyne Plan as a result of his retirement from the Company on December 31, 2009.
Corporate Governance
The Company has adopted the following documents which are posted under Governance on its website at kemper.com. Copies of these documents may also be obtained free of charge by request to the Company at One East Wacker Drive, Chicago, Illinois 60601, Attention: Investor Relations.

•	Corporate Governance Guidelines

•	Charters of the Following Committees of the Board of Directors:
◦Audit Committee
◦Compensation Committee
◦Investment Committee
◦NCG Committee

•	Code of Business Conduct and Ethics

•	Code of Ethics for Senior Financial Officers

•	Director Independence Standards
The Code of Business Conduct and Ethics applies to the Company’s directors, officers and other employees. The Code of Ethics for Senior Financial Officers applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, or persons performing similar functions. Should any occur, the Company intends to disclose future amendments to, and any waivers for directors or officers (though none are anticipated) from, the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers under Governance on its website at kemper.com.
Related Person Transactions
The Board of Directors has adopted a written policy (“Policy on Related Person Transactions”) for review, approval and ratification of transactions involving the Company and “related persons” (directors, executive officers, shareholders owning five percent or more of Common Stock, or immediate family members of any of the foregoing). The Policy on Related Person Transactions covers any related person transaction unless it involves: (i) a transaction generally available to all employees of the Company; (ii) less than $120,000 in the aggregate; or (iii) a relationship as an insurance policyholder entered and maintained in the ordinary course of business of a subsidiary of the Company on terms no more favorable to the related person than those applicable to non-affiliated third parties or those generally available to employees of the Company. Covered related person transactions must be approved or ratified by the NCG Committee of the Board of Directors. In addition, approval under the Policy on Related Person Transactions is required before the Company can make charitable contributions exceeding $120,000 in the aggregate in any fiscal year to a charitable organization for which a related person serves as an executive officer, director, trustee or in a similar capacity.
Upon learning of a proposed or existing related person transaction requiring review under the Policy on Related Person Transactions, management is required to submit the matter for consideration to the NCG Committee, which will review the transaction and make a determination as to whether it is consistent with the best interests of the Company and its shareholders. In its review, the NCG Committee may consider the facts and circumstances it deems significant and relevant to the particular transaction, including such factors as the related person’s relationship to the Company and interest in the transaction, the value of the transaction and any reasonable alternatives, and the potential impact of the transaction on the Company, the related person and other applicable parties. No director who is on the NCG Committee will participate in the review or approval under the Policy on Related Person Transactions of a transaction involving such director or a member of his or her immediate family.
In accordance with the Policy on Related Person Transactions, the NCG Committee has reviewed certain transactions with the Company involving Fayez Sarofim & Co., a registered investment advisory firm (“FS&C”). Christopher Sarofim, Vice Chairman of FS&C, has served on Kemper’s Board of Directors since May 2013. Fayez Sarofim, Chairman of the Board, Chief Executive Officer, a director, and the majority shareholder of FS&C, was a member of Kemper’s Board of Directors until his retirement on May 1, 2013, and is the beneficial owner of more than 5% of the Company’s stock. FS&C provides investment management services with respect to certain assets of the Company’s subsidiary, Trinity Universal Insurance Company (“Trinity”) pursuant to an agreement entered into by the parties. In addition, FS&C provides investment management services with respect to certain funds of the Company’s tax-qualified defined benefit pension plan (“Pension Plan”) under an agreement between the parties. The agreements governing these services are terminable by either party at any time on 30 days advance written notice. At December 31, 2014, Trinity had $85.8 million in assets, and the Pension Plan had $159.2 million in assets, under management with FS&C. Under these arrangements, FS&C is entitled to fees calculated and payable quarterly based on the fair market value of the assets under management. During 2014, Trinity incurred fees of $0.3 million, and the Pension Plan incurred fees of $0.4 million, in the aggregate to FS&C.
FS&C also provides investment management services as a sub-investment advisor to the Dreyfus Appreciation Fund, an open-end, diversified management investment fund (the “Fund”), that was offered until November 2014 as one of the alternative investment choices afforded to employees participating in the 401(k) Plan and/or defined contribution retirement plan (“DC Plan”). According to published reports filed by FS&C with the SEC, the Fund pays monthly fees to FS&C according to a graduated schedule computed at an annual rate based on the value of the Fund’s average daily net assets. The Company did not compensate FS&C for services provided to the Fund. As of December 31, 2014, no investments of Company employees were allocated to the Fund. As of December 31, 2013, Company employees participating in these plans had allocated $22.8 million for investment in the Fund, representing 6% of the total amount invested in such plans. The NCG Committee performed an initial review of the transactions involving FS&C at the outset of each relationship and determined that the transactions had been entered into on terms no less favorable to the Company than could have been negotiated with non-affiliated third parties and were consistent with the best interests of the Company and its shareholders. The NCG Committee considers the Company’s various relationships with FS&C on an annual basis and reviews any material changes in the related facts and circumstances to ensure that they are consistent with the Company’s Policy on Related Person Transactions.
Director Independence
The Board of Directors has adopted categorical standards (“Director Independence Standards”) to assist in its determination of director independence as required by Section 303A of the Listed Company Manual (“NYSE Listing Standards”) of the NYSE and applicable SEC rules. The Director Independence Standards are posted under Governance on the Company’s website at kemper.com. Under the Director Independence Standards, a director is not independent for purposes of his or her service on the Board of Directors or a particular Board committee unless the director and his or her immediate family members meet all independence requirements applicable to such service under the NYSE Listing Standards and SEC rules. The Director Independence Standards incorporate by reference certain relationships listed in the NYSE and SEC independence rules. In addition, the Director Independence Standards define four specific types of relationships as categorically immaterial. Two of these types of relationships involve an organization or entity that either received charitable contributions from the Company or engaged in transactions with the Company, in either case to the extent the annual amounts involved did not exceed $120,000. The other two types of relationships are: (i) status as an insurance policyholder of a Company subsidiary in the ordinary course of business of the subsidiary on terms no more favorable to the director than those applicable to policies with unaffiliated third parties or those generally available to Company employees; and (ii) the receipt by a director of administrative support or retirement compensation for prior service from a former employer of such director that has a business relationship with the Company. The Board of Directors believes that these specified types of relationships would not affect or influence the Company’s business relationships or create a direct or indirect material interest in the Company’s business transactions on the part of a director.
In connection with its annual independence assessment of the individuals recommended by the NCG Committee as nominees for election to the Board of Directors at the 2015 Annual Meeting, the Board of Directors reviewed the applicable independence rules and the factual information derived from the questionnaires and affirmations completed by the individual directors and other available information. The Board of Directors affirmatively determined that, under the NYSE Listing Standards, applicable SEC rules and the Director Independence Standards, a majority of the members of the Board of Directors is independent, and that director nominees Annable, Cochran, Cronin, Geoga, Joyce and Storch are each independent and have no material relationships with the Company.
Meetings and Committees of the Board of Directors
The Company’s Board of Directors met ten times in 2014. Under the Company’s Corporate Governance Guidelines, directors are expected to attend Board meetings and meetings of the Board committees on which they serve. Each director attended at least 80% of the 2014 meetings of the Board of Directors and Board committees on which such director served. The non-employee members of the Board of Directors meet regularly in executive session.
Under the Company’s Policy on Director Attendance at Annual Meetings, all directors are expected to attend annual meetings of the Company’s shareholders unless unavoidable obligations or other circumstances prevent their attendance. Each of the directors who were members of the Board of Directors on the date of the 2014 Annual Meeting attended such meeting.
The Board of Directors has six principal committees: Audit Committee; Compensation Committee; Executive Committee; Investment Committee; NCG Committee; and Strategy Committee. In addition, Mr. Southwell serves on the Special Equity Grant Committee that has been delegated limited grant authority under the Omnibus Plan. The following table shows the current membership of each of the principal Board committees:
Board Committee Membership(1)

Name	Audit Committee	Compensation Committee	Executive Committee	Investment Committee	NCG Committee	Strategy Committee
James E. Annable	M		M	C
George N. Cochran	M
Kathleen M. Cronin	M				M
Douglas G. Geoga	M	C				M
Julie M. Howard		M			M
Robert J. Joyce	C	M			M	C
Wayne Kauth	M				M
Christopher B. Sarofim				M
Donald G. Southwell			C	M		M
David P. Storch(2)		M	M		C
Richard C. Vie			M	M
(1) Chair indicated by “C” and committee member indicated by “M”
(2) Lead Director

The following table shows the number of meetings held in 2014 by each of the principal Board Committees:

	Audit Committee	Compensation Committee	Executive Committee	Investment Committee	NCG Committee	Strategy Committee*
Meetings Held	5	6	2	2	6	—
Unanimous Consent in Lieu of Meeting	—	1	4	—	—	—
* The Strategy Committee was formed in December 2014 and did not hold a meeting until 2015.

The following is a brief description of the functions of the six principal Board committees:
Audit Committee—Assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent registered public accountant’s qualifications, independence and performance; and

•	the performance of the Company’s internal audit function.
The Audit Committee is a standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Among other things, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accountant, including prior approval of the audit engagement fees and terms. In addition, the Audit Committee is responsible for periodically reviewing the Company’s enterprise risk management structure and program.
The Board of Directors has determined that each member of the Audit Committee is independent and financially literate in accordance with the NYSE Listing Standards, that each member of the Audit Committee meets the independence requirements for audit committee membership under the SEC rules, and that Mr. Joyce is qualified as an audit committee financial expert under the SEC rules. The Audit Committee Charter is posted under Governance on the Company’s website at kemper.com.
Compensation Committee—Assists the Board of Directors in fulfilling its responsibilities relating to:

•
reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (“CEO”) and evaluating the CEO’s performance and compensation in light of such goals and objectives;

•	overseeing the compensation of the Company’s executive officers and other members of senior management as may be designated by the committee from time to time;

•	reviewing and making recommendations to the Board of Directors regarding the Company’s incentive compensation and equity-based compensation plans;

•
setting performance criteria, and certifying the results thereof, for cash bonuses under the Company’s 2009 Performance Incentive Plan (“Performance Incentive Plan”) and the Executive Performance Plan (“Executive Performance Plan”) approved in February 2014 for awards that are intended to qualify as performance-based compensation under the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (“Internal Revenue Code”);

•	reviewing and approving the material terms of any employment agreements or severance or change-in-control arrangements involving any of the Company’s executive officers;

•
approving awards under the Omnibus Plan (with the limited exception of awards granted by the Special Equity Grant Committee pursuant to its delegated authority) and administering the Omnibus Plan and its predecessor plans;

•	reviewing and making recommendations to the Board of Directors on non-employee director compensation; and

•	reviewing and discussing with management the Compensation Discussion and Analysis section of the Company’s annual proxy statement and approving the related Compensation Committee Report.
The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with the NYSE Listing Standards. The Compensation Committee Charter is posted under Governance on the Company’s website at kemper.com. Additional information about the Compensation Committee procedures is provided below on page 20 in the section entitled “Executive Compensation.”
Executive Committee—Takes action when reasonably necessary to expedite the interests of the Company between regularly scheduled meetings of the Board of Directors, and, accordingly, may exercise all powers and authority of the Board of Directors in the management of the business of the Company except for:

•	certain powers which, under Delaware law, may be exercised only by the full Board of Directors; and

•	such other powers as may be granted to other committees by resolution of the Board of Directors or as defined in the charters of such committees.
Investment Committee—Oversees the Company’s investment objectives and policies and reviews the performance of the Company’s investment portfolio on a consolidated basis. The Investment Committee is also responsible for review and approval of the policies and objectives for the Company’s investment activities that are established and maintained by the Company’s Chief Investment Officer. The Investment Committee Charter is posted under Governance on the Company’s website at kemper.com.
NCG Committee—Assists the Board of Directors in fulfilling its responsibilities with respect to:

•	identifying potential candidates qualified to become Board members and recommending director nominees to the Board in connection with each annual meeting of shareholders;

•	developing and assessing principles and guidelines for corporate governance, executive succession, business conduct and ethics;

•	leading the Board of Directors in its annual review of the performance of the Board and Board committees; and

•	recommending to the Board director nominees, chairs for each Board committee and an independent Board member to serve as Lead Director.
The Board of Directors has determined that each member of the NCG Committee is independent in accordance with the NYSE Listing Standards. The NCG Committee Charter is posted under Governance on the Company’s website at kemper.com.
Strategy Committee—Assists the Board in fulfilling its oversight responsibilities with respect to the strategic direction of the Company. The Strategy Committee provides advice to management with regard to decisions on strategic matters, key initiatives and their implementation.
Selection of Board Nominees
In accordance with its charter, the NCG Committee recommends a full slate of director nominees for election each year at the Annual Meeting. As needed to fill actual or anticipated vacancies on the Board of Directors, the NCG Committee screens and interviews candidates, and conducts inquiries into each candidate’s background, qualifications and independence in accordance with the NYSE Listing Standards and SEC rules. The NCG Committee may, in its discretion, retain professional recruiters to identify and evaluate director candidates. The NCG Committee approved the retention of a recruiting firm in connection with the new directors who joined the Board in February 2015. The recruiting firm helped to identify, evaluate and screen potential candidates and to coordinate interviews and related processes. The new board members were both recommended by the NCG Committee for approval by the full Board of Directors, and were recommended to the NCG Committee by the recruiting firm and the Company’s CEO. One of the new board members was initially recommended for consideration by a former member of the Board.
The Company will consider director recommendations by shareholders that are made in writing, addressed to Kemper’s Secretary, and include: (a) the candidate’s name, address and telephone number; (b) a brief biographical description of the candidate, including his or her occupation for the last five years and a statement of the qualifications of the candidate to serve as director; and (c) the candidate’s signed consent to serve as a director if elected and to be named in the Company’s proxy statement as a nominee. The NCG Committee will consider shareholder recommendations using the same standards it uses to assess all other candidates for director.
The NCG Committee evaluates potential nominees for director against the following standards that were previously adopted by the Board of Directors, as well as other attributes and skill sets considered desirable or necessary to address particular needs from time to time:

•	The highest ethical standards and integrity;

•	Must be willing and able to devote sufficient time to the work of the Board;

•	Must be willing and able to represent the interests of shareholders as a whole rather than those of special interest groups;

•	No conflicts of interest that would interfere with performance as a director;

•	A reputation for working constructively with others;

•	A history of achievement at a high level in business or the professions that reflects superior standards; and

•	Possess qualities that contribute to the Board’s diversity.
The primary focus in recruitment and nomination of directors has been on skills and experience. Other than as noted in the last bullet point above, the NCG Committee does not have a specific policy or requirement with regard to its consideration of diversity in identifying director nominees, nor has it attempted to define or limit the concept of “diversity” to any particular set of characteristics. The NCG Committee and the Board of Directors believe that the Board should be comprised of members with complementary and diverse skills and experience which, collectively, contribute breadth of perspective and enable the Board to be an effective overseer of a publicly-traded insurance organization.

Compensation Committee Interlocks and Insider Participation
The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with the NYSE Listing Standards. The Compensation Committee consists of Douglas G. Geoga, Julie M. Howard, Robert J. Joyce and David P. Storch. None of these individuals is a current or former officer or employee of the Company or any of its subsidiaries, and none of these individuals had a relationship with the Company during 2014 that required disclosure by the Company under the SEC rules on transactions with related persons. Related person transactions and the independence of the non-employee members of the Company’s Board of Directors are discussed in more detail above under the headings “Related Person Transactions” on page 13 and “Director Independence” on page 14.
No executive officer of the Company has served as a director or member of the compensation committee or other board committee of another entity that had an executive officer who served on the Company’s Compensation Committee or Board of Directors.
Board Leadership and Role in Risk Oversight
Board’s Leadership Structure
The structure of the Company’s Board of Directors includes a Chairman of the Board, a Lead Director and six principal board committees. The Audit Committee, Compensation Committee and NCG Committee are comprised entirely of independent directors. The Executive Committee, Investment Committee and Strategy Committee are comprised of a mix of independent directors, other non-employee directors and the CEO.
The Lead Director serves as the primary liaison between non-employee directors and the Chairman, President and Chief Executive Officer (although all non-employee directors are encouraged to communicate freely with the Chairman, President and Chief Executive Officer and other members of management at any time). In addition, the Lead Director sets agendas for, and presides over, the executive sessions of non-employee directors and, in the absence of the Chairman of the Board, presides at Board meetings.
Mr. Southwell serves as Chairman of the Board, and Mr. Storch serves as Lead Director. Mr. Southwell’s combined role of Chairman and Chief Executive Officer promotes clarity of corporate focus and unified leadership by the director most familiar with the Company’s business, industry and strategic goals, as well as its history and culture. The Company believes that its leadership structure is appropriate for the Company given these benefits and the counterbalancing role provided by the independent oversight of the Company’s non-employee directors, who meet regularly in executive session, the direction and management of the Lead Director, and the significant functions provided by the key Board committees that are comprised of independent directors and are able to retain independent outside advisors in their discretion.

Board’s Role in Risk Oversight
The Board of Directors plays an active role in the oversight of risk assessment and management at various levels of the Board’s leadership structure. The Chairman of the Board plays an integral role in identifying the material issues and risks to be brought to the Board’s attention. Full board and board committee meetings provide the directors with regular opportunities to discuss key matters and raise questions with management, auditors and any consultants retained by the Board or its committees. The Board is regularly informed by members of the Company’s executive and operational management about a wide range of matters that could pose significant risks to the Company. These include, for example, strategic plans, corporate transactions, and significant operational projects and developments. In addition, Board committees have the opportunity to evaluate areas of potential risk on issues pertinent to their particular functional responsibilities. The Audit Committee has oversight responsibilities pertaining to a number of matters that involve potential risk to the Company, most notably, the Company’s financial reporting and internal controls, the enterprise risk management function, the internal audit function, matters reported through the Hotline, guidelines and policies regarding financial risk assessment and management, and the performance of the Company’s independent auditors. In carrying out these responsibilities, the Audit Committee reviews, for example, the Company’s quarterly and annual financial statements and related SEC disclosures and auditor’s reports and communications, enterprise and business unit risk management assessments (including risks associated with catastrophe losses), and internal audit plans and significant findings. The Compensation Committee has oversight responsibilities pertaining to the Company’s executive compensation and equity-based compensation programs. In carrying out these responsibilities, the Compensation Committee reviews performance goals and metrics under the Company’s cash bonus and equity-based compensation plans, look-back and projection assessments of such goals and metrics, and levels of ownership of the Company’s Common Stock resulting from equity grants to its executives.
Audit Committee Report
This report concerns the Audit Committee and its activities regarding the Company’s financial reporting and auditing processes. The role of the Audit Committee is one of oversight, and does not include conducting audits or determining whether the financial statements are complete and accurate. The responsibility for the completeness and accuracy of the Company’s financial statements and the assessment of the effectiveness of the Company’s internal control over financial reporting rests with the Company’s management. It is the responsibility of the Company’s independent registered public accountant to perform an audit of, and to express an opinion on whether, the Company’s annual financial statements are fairly presented in conformity with accounting principles generally accepted in the United States of America and the effectiveness of the Company’s internal control over financial reporting. The responsibility of the Audit Committee is to review and monitor these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s independent registered public accountant for the fiscal year ended December 31, 2014, the Company’s audited financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also discussed with Deloitte & Touche the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received from, and discussed with, Deloitte & Touche its written disclosures and letter regarding its independence required by applicable requirements of the PCAOB regarding the independent registered public accountant’s communications with the Audit Committee regarding independence, and has discussed with Deloitte & Touche its independence. In reliance on these reviews and discussions, and the report of Deloitte & Touche as the Company’s independent registered public accountant, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2014 be included in the Company’s Annual Report on Form 10-K for that year for filing with the SEC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF KEMPER CORPORATION

Robert J. Joyce—Chair	Kathleen M. Cronin
James E. Annable	Douglas G. Geoga
George N. Cochran	Wayne Kauth
Independent Registered Public Accountant
Independent Registered Public Accountant Fees for 2014 and 2013
Deloitte & Touche, a registered public accountant with the PCAOB, served as the Company’s independent registered public accountant for and during the years ended December 31, 2014 and 2013. The following table provides information regarding the fees for professional services provided by Deloitte & Touche for 2014 and 2013.

Fee Type	2014	2013
Audit Fees	$4,566,165	$4,098,161
Audit-Related Fees	78,400	67,600
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$4,644,565	$4,165,761
Audit Fees in 2014 and 2013 included fees for: (a) the audit of the Company’s annual financial statements and to provide an opinion on the effectiveness of the Company’s internal control over financial reporting; (b) the review of the financial statements included in the Company’s quarterly reports on Form 10-Q; and (c) other services normally provided by the independent registered public accountant, including services in connection with regulatory filings by the Company and its subsidiaries for the 2014 and 2013 fiscal years. Audit-Related Fees in 2014 relate to fees for (a) the audit of one of the Company’s employee benefit plans and (b) the review of auditor workpapers in connection with the Company’s pre-acquisition due diligence reviews. Audit-Related Fees in 2013 relate to fees for (a) the audit of one of the Company’s employee benefit plans and (b) an agreed upon procedures premium audit required by a state association.
Pre-Approval of Services
Under its charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accountant, including the prior approval of audit engagements and all permitted non-audit engagements of the independent registered public accountant. Prior approval of non-audit services may be delegated to the Chair of the Audit Committee. All services provided to the Company by Deloitte & Touche in 2014 and 2013 were pre-approved by the Audit Committee.

Proposal 2:
Advisory Vote on Ratification of Independent Registered Public Accountant
The Audit Committee has selected Deloitte & Touche as the Company’s independent registered public accountant for 2015, and the Board is asking shareholders to ratify that selection. Under applicable laws, rules and regulations, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accountant. The Board believes that shareholder ratification of the appointment of the independent registered public accountant, while not legally required, represents good governance practice in light of the significance of the independent registered public accountant’s role in the process of ensuring the integrity of the Company’s financial statements.
The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Audit Committee. The affirmative vote of a majority of the votes cast with respect to the proposal is required to ratify the selection of Deloitte & Touche as the Company’s independent registered public accountant for the 2015 fiscal year. In the event that the appointment is not ratified, the Audit Committee will consider whether the appointment of a different independent registered public accountant would better serve the interests of the Company and its shareholders. Despite shareholder ratification, the Audit Committee may appoint a new independent registered public accountant at any time if it determines in its sole discretion that such appointment is appropriate and in the best interests of the Company and its shareholders.
It is expected that representatives from Deloitte & Touche will be present at the Annual Meeting. Such representatives may make a statement if they desire to do so and will be available to respond to appropriate questions.
Recommendation of the Board of Directors
The Board of Directors Recommends that You Vote “For” Proposal 2.
Executive Officers
The following narratives summarize the business experience over at least the last five years of the Company’s current executive officers, other than Mr. Southwell, whose business experience is described above in the section entitled “Business Experience of Nominees” on page 9. Positions described below as being with the Company may have been held with Kemper or one or more of its subsidiaries. The executive officers serve at the pleasure of the Board of Directors.
John M. Boschelli, 46, was elected Chief Investment Officer in May 2009 and a Vice President of the Company in May 2007. Mr. Boschelli served as the Company’s Treasurer from February 2002 until May 2009. Before becoming Treasurer, Mr. Boschelli served as the Assistant Treasurer of the Company, a position he held from December 1997 until February 2002.
Lisa M. King, 55, was elected Vice President—Human Resources of the Company in May 2009 and has served as its Ethics Officer since 2008. Ms. King served as the Company’s Director of Human Resources from April 2008 until May 2009. From 2002 until 2008, Ms. King served as Vice President of Human Resources of the Company’s wholly-owned subsidiary, Trinity Universal Insurance Company, and, beginning in 2004, as its Ethics Officer. Prior to 2002, Ms. King held a number of human resources positions within the Kemper organization and for affiliates of its predecessor.

Denise I. Lynch, 48, was elected a Vice President of the Company in February 2013 and was promoted to the position of Property & Casualty Group Executive in December 2012. She served as President of Kemper Preferred from January 2009 until April 2013. From March 2008 to December 2008, Ms. Lynch served as Vice President of Sales & Marketing Excellence for the property and casualty insurance operations within The Hartford. From April 2002 to December 2007, Ms. Lynch served as Vice President, Small Segment, and Vice President, Customer Experience, with West, a Thomson Reuters Business.
Richard Roeske, 54, was elected a Vice President of the Company in January 2001, and has served as Chief Accounting Officer since August 1999. For a portion of 2010, Mr. Roeske served as interim Chief Financial Officer. Between 1990, when he joined the Company, and 1999, Mr. Roeske held a number of accounting positions within the Kemper organization.
Frank J. Sodaro, 46, was elected Senior Vice President & Chief Financial Officer in March 2013. Mr. Sodaro previously served as Vice President—Planning & Analysis for the Company from May 2009 until March 2013, and as Assistant Corporate Controller for the Company from June 1998 until May 2009. Prior to 1998, he held a number of positions within the Company’s accounting and internal audit departments.
Executive Compensation
Discussion of Compensation Committee Governance
Compensation Committee Authority and Delegation
The scope and authority of the Compensation Committee is described in the Corporate Governance section above and is set forth in the committee’s charter, which is posted under Governance on the Company’s website at kemper.com.
The Compensation Committee has the sole authority to retain outside legal, accounting or other advisors, including compensation consultants, to assist the committee in its evaluation of executive compensation, and to approve related fees and other terms of retention of such advisors. Under the terms of its charter, the Compensation Committee may delegate to its subcommittees such power and authority as it deems appropriate, except where delegation is inconsistent with applicable legal and regulatory requirements. However, the Compensation Committee does not presently have any subcommittees, and no such delegations have been made.
The Special Equity Grant Committee of the Board has been delegated authority by the Board of Directors to grant a limited number of awards under the Omnibus Plan, to designate the recipients of such awards, and to determine the size, terms and conditions of such awards. Under the delegated authority, the Special Equity Grant Committee may grant only new hire, promotional and retention awards, and may not grant an award to any of the Company’s officers who are required to file reports of their beneficial ownership of shares of Common Stock under Section 16 of the Exchange Act (“Section 16 Officers”). The delegated authority has been used sparingly and is regularly monitored by the Compensation Committee. More information about delegations and awards thereunder that have been made under the Company’s equity-based compensation plans is included under the heading Delegated Authority in the Compensation Discussion and Analysis section on page 33.

Compensation Committee Process Overview
The Compensation Committee performs an annual review of the Company’s executive compensation policies, practices and programs, and of the compensation paid to the Company’s executive officers and directors. Annual reviews have historically started at a meeting of the Compensation Committee held in the last quarter of each year. At its first meeting each year, typically held in late January or early February, the Compensation Committee makes decisions with regard to annual compensation of the Company’s executive officers, operating company presidents and group executives. This generally includes any changes to the Company’s executive compensation plans and programs, determinations as to the current-year base salary and equity-based compensation awards, selection and weighting of specific performance criteria and target bonus percentages for current-year Executive Performance Plan and Performance Incentive Plan awards, and validation of performance results for determining any payouts under applicable Executive Performance Plan, Performance Incentive Plan and performance-based equity awards granted in prior years. Also at its initial meeting each year, the Compensation Committee has historically determined its recommendations to the Board of Directors about any changes to the non-employee director compensation program.
The Role of Compensation Consultants
The Compensation Committee has engaged the services of an independent compensation consultant in connection with its annual executive compensation review and for such additional services as it has deemed necessary from time to time. The Compensation Committee engaged Exequity LLP (“Exequity”) as its independent compensation consultant for its deliberations on 2014 executive officer and director compensation. The Compensation Committee has considered the independence of Exequity and concluded that there are no factors that present any independence issues or conflicts of interest under applicable rules of the NYSE or SEC. The Compensation Committee directed Exequity to provide the committee with benchmarking data based on comparable companies in the insurance industry for certain executive officer positions, data and practices with respect to outside director compensation and advice on current trends and developments related to executive compensation matters in the context of annual shareholder meetings and proxy disclosures. The involvement of Exequity in the 2014 executive compensation decision-making process is described in more detail in the discussion under the heading Benchmarking Analysis in the Compensation Discussion and Analysis section below.
The Role of Executive Officers
The CEO plays an important role in the annual compensation decision-making process for the executive officers of the Company other than himself by providing performance assessments and making compensation recommendations to the Compensation Committee. The information provided by the CEO includes annual recommendations regarding any changes to the annual base salary and the equity-based compensation grants to the other members of senior management and the selection and weighting of the specific performance criteria and target bonus percentages under the Company’s Performance Incentive Plan and regarding formulas to establish bonus pools under the Executive Performance Plan.
The Chief Financial Officer has also been involved in the annual compensation decision-making process for any executive officer who reports directly to him, by providing performance assessments and making compensation recommendations to the CEO for consideration by the Compensation Committee. Additionally, at the request of the Compensation Committee, the Company’s management provides data to the committee’s independent compensation consultant about the Company’s cash and equity-based compensation programs, employee benefit and retirement plans and the compensation and stock holdings of the Company’s executive officers.
In addition to considering the benchmarking data provided by its independent compensation consultant, the Compensation Committee also considers the recommendations provided by the CEO with regard to the compensation of the other executive officers, and discusses the rationale and strategy involved in determining these recommendations in meetings with the CEO. The Compensation Committee views its role with regard to the compensation of these other executive officers as collaborative, giving due consideration to the CEO’s knowledge and judgment in determining the recommended levels of their compensation.
Non-employee director compensation is determined exclusively by the Board of Directors, after considering recommendations of the Compensation Committee. The Company’s executive officers do not make recommendations and are not otherwise involved in the process of analyzing and determining compensation for the non-employee members of the Board of Directors, except that the CEO participates as a Board member when non-employee director compensation is considered and determined by the Board of Directors.
Compensation Discussion and Analysis
Executive Summary
The Company’s executive compensation program and its underlying philosophy have always emphasized pay-for-performance and shareholder-focused awards, with few perquisites and significant portions of compensation consisting of performance-based cash bonuses and performance-based equity awards, including stock options, the value of which is based on long-term appreciation of the Company’s Common Stock.
Significant features of the executive compensation program and related Company policies include:

•	components with significant at-risk compensation based on a mix of short-term and long-term goals;

•	cash bonus program with annual and three-year performance-based awards;

•	equity-based compensation program with stock options and three-year performance-based restricted stock/RSUs;

•	grant agreements with executive officers that include:

(i)	clawback clauses for the recoupment or forfeiture of compensation in the event of certain accounting restatements or as otherwise required by law; and

(ii)	a double-trigger standard conditioning payout on involuntary or constructive discharge in the event of a change in control;

•	no excise tax gross-ups; and

•	policies prohibiting directors and employee recipients of equity-based compensation awards from participating in:

(i)	hedging transactions that would limit risks from decreases in the price of the Company’s Common Stock; and

(ii)	pledging arrangements involving Company securities.

Overview of CEO Compensation
The total compensation provided to the CEO includes three main components: base salary, performance-based annual and long-term cash incentive awards, and equity-based incentive awards based on total shareholder return and stock appreciation. The total value of the CEO’s compensation package is heavily weighted to performance-based awards because of the significance of his role in the overall direction and success of the Company. Further, long-term incentive awards represent the largest component of the CEO’s compensation, serving the goals of retention as well as alignment with stockholders’ interests in the long-term appreciation in the value of the Company’s Common Stock.
Compensation Mix: Focus on Performance-Based Components
The pie chart below illustrates the components of the CEO’s compensation mix for 2014. The percentages shown in the pie chart are based on annual base salary, target-level values of cash awards under the Performance Incentive Plan (“PIP Awards”), and grant date fair values of equity-based compensation awards. This formulation differs from the values shown in the Summary Compensation Table on page 35 that reports only actual payments under PIP Awards, rather than target-level values, and includes “Change in Pension Value and Nonqualified Deferred Compensation Earnings” or “All Other Compensation.”

As illustrated above, for 2014, base salary as a percentage of total CEO compensation was 26%, and performance-based compensation (including stock options) was 74%. This illustrates the focus on “at-risk” compensation with performance-based annual and multi-year cash incentive, performance-based RSU awards, and stock option awards with value based on the absolute appreciation of the Company’s Common Stock.
CEO Compensation for 2015
At its meeting in February 2015, the Compensation Committee approved a CEO compensation package for 2015 that was identical to his compensation in 2014, except that Mr. Southwell’s 2015 Annual PIP Award was 70% based on Company Performance Criteria and 30% based on individual performance criteria. Prior to 2015, Mr. Southwell’s Annual PIP Awards were 100% based on Company Performance Criteria. This includes the same base salary that has been in effect since 2010, a “Target Bonus Percentage” of 75% for each of the Annual and Multi-Year PIP Awards, and grants of 80,000 stock options and 15,000 performance-based RSUs.
CEO Compensation and Alignment with Long-Term Interests of Shareholders
As mentioned above, the Compensation Committee has endeavored to align the CEO’s total compensation with the long-term interests of shareholders by including a mix of components in the form of:

•	performance-based cash awards tied to achieving key annual and multi-year financial performance metrics such as growth in Earned Premiums, Profit Margins and Return on Equity;

•	performance-based restricted stock/RSU awards tied to the performance of Kemper’s total shareholder return (“TSR”) relative to a peer group; and

•	stock option awards tied to achieving absolute long-term appreciation in the price of the Company’s Common Stock.
CEO Share Ownership
Under the Company’s Stock Ownership Policy (as described in more detail on page 32 below), the CEO is required to maintain, at a minimum, ownership of the number of shares of Common Stock valued at five times his annual base salary, an increase from three times his base salary in place before the policy was revised in February 2014. The Compensation Committee closely monitors the CEO’s shareholdings and believes that the equity-based compensation awards that he has received, along with his subsequent retention of shares acquired through the exercise of stock options and vesting of restricted stock, have further aligned his interests with those of the Company’s shareholders. The CEO has exceeded the minimum levels required under the Stock Ownership Policy, as demonstrated in the table below that shows the number of shares of Common Stock that he owns, and their valuation, as of March 9, 2015.

Total Shares of Common Stock Owned(#)	Shares of Unvested Restricted Stock(#)	Unrestricted Shares Owned(#)	Value of Unrestricted Shares Owned ($)(1)	2015 Base Salary($)	Unrestricted Shares Owned as Multiple of Base Salary (#)
184,404	15,000	169,404	6,295,053	1,000,000	6.3	x

(1)	Based on the closing price of $37.16 per share of Common Stock on March 9, 2015.

(2)
Although 15,000 shares of performance-based restricted stock are included in the total shares shown for Mr. Southwell in the beneficial ownership table on page 6, such shares of restricted stock are not included as shares owned under the Company’s Stock Ownership Policy.

TSR Performance: Kemper Common Stock Compared to S&P Supercomposite Insurance Index (“Peer Group”)
The metrics for each award of performance-based restricted stock and, beginning in 2014, performance-based RSUs granted to the NEOs are based on the relative performance of Kemper’s TSR compared to the Peer Group, as discussed in more detail below on page 31. The NEOs forfeit these awards if the Company’s TSR over the applicable performance period falls below the 25th percentile of the S&P Supercomposite Insurance Index (“Peer Group”). The graph below shows relative TSR performance over the period from January 1, 2012 through December 31, 2014.
Kemper v. S&P Supercomposite Insurance Index (Peer Group)
3 Year Total Shareholder Return (2012-2014)
Allocation of Specific Elements of Compensation
The basic objective of the Company’s executive compensation program is to attract, retain and motivate the performance of the Company’s executives by providing compensation packages that include reasonable and competitive direct compensation structured to reward its executives for increasing shareholder value. As mentioned above, shifts in the program over the past several years have added increased emphasis on contingent rewards linked to Company performance. The Company’s NEOs receive a few modest perquisites and are eligible to participate in employee health and welfare benefits and retirement plans offered by the Company.
The Company’s executive compensation program does not, and has not historically, used fixed formulas to allocate compensation between cash and non-cash compensation, or determine the mix of forms or levels of compensation. Rather, the program includes a range of tools aimed at providing competitive advantage and flexibility to respond to developments within, or otherwise affecting, the Company from time to time. Consistent with the overall program objectives and underlying philosophy described above, the Company emphasizes the compensation elements linked most closely to increasing shareholder value.
Providing a competitive salary is important in achieving the Company’s objective of attracting and retaining superior executive talent. An individual’s responsibilities and experience as well as competitive marketplace factors are generally taken into account in determining his or her salary. The cash incentive bonus component of compensation furthers the fundamental principle of linking compensation to Company performance, particularly profitability, the primary metric the Company believes is critical to the creation of shareholder value. Equity-based compensation is considered another key source of contingent compensation intended to further align management incentives with shareholder interests. The Compensation Committee strongly believes that stock incentives, including stock options and performance-based restricted stock/RSUs, provide an effective means of motivating shareholder-focused behavior by key executives. The Compensation Committee closely monitors share retention by key executives, and the Company’s Stock Ownership Policy imposes a holding period for shares obtained as a result of equity-based compensation awards to executive officers, as well as minimum ownership requirements that were increased when the policy was revised in February 2014. For more information about executive officer stock ownership, see the discussion on page 32 under the heading “Stock Ownership Policy.”
Compensation Strategy and Analysis
General Strategy
In its deliberations on executive compensation, the Compensation Committee considers cash and equity-based compensation in light of their consistency with the Company’s underlying principles and objectives, the total value to individual executives and the cost to the Company. The Compensation Committee took note of the favorable 97.3% approval by shareholders on the advisory vote on the compensation of the Company’s NEOs at the 2014 Annual Meeting, viewing the vote as a strong expression of satisfaction with the Company’s executive compensation program.
Executive compensation decisions incorporate the following three-part approach by the Compensation Committee:

•	Reward results through long-term incentives with contingent value based on stock performance, while closely monitoring senior management’s stock retention;

•
Consider, with the assistance of its independent compensation consultant, industry data on levels of executive compensation for certain specific positions at similar companies in the insurance industry to assess the extent to which the Company’s practices may vary from industry practices and determine whether any noted variances are reasonable, appropriate and purposefully designed to successfully attract and retain skilled executives in a highly competitive marketplace; and

•
Obtain a clear understanding of the business strategies and objectives of the Company, and the reasoning and recommendations of senior management for motivating their key subordinates. The Compensation Committee believes it is important and appropriate to give serious consideration to the views of senior management who run the Company and supervise its key managerial employees.

Benchmarking Analysis
As part of its executive compensation review for 2014, the Compensation Committee considered two benchmarking analyses presented by Exequity. The first analysis considered the compensation components of base salary, actual bonus, long-term incentives, and total compensation of the Company’s CEO, Chief Financial Officer and General Counsel, based on an analysis of proxy statements filed by a peer group (the “Proxy Group”). The positions of the CEO, Chief Financial Officer and General Counsel were matched, to the extent these positions were disclosed by the companies in the Proxy Group, and compensation data was based on disclosures in proxy statements filed in 2013. Long-term incentives were annualized and valued using Exequity valuation methodology.
The Proxy Group consisted of sixteen publicly-traded companies in the insurance industry with profiles similar to the Company’s profile based on information disclosed in their proxy statements. Most of the companies included in the Proxy Group had a majority of operations in the property and casualty insurance industry, and the variations in their revenues, assets and market capitalization were considered when the group was selected. The following companies were included in the Proxy Group:

Alleghany Corporation	HCC Insurance Holdings, Inc.
American National Insurance Company	Mercury General Corporation
W.R. Berkley Corporation	The Progressive Corporation
Cincinnati Financial Corporation	Protective Life Corporation
FBL Financial Group, Inc.	Selective Insurance Group, Inc.
First American Financial Corporation	Torchmark Corporation
Genworth Financial, Inc.	Tower Group International, Ltd.
The Hanover Insurance Group, Inc.	White Mountains Insurance Group, Ltd.
The second benchmarking analysis presented by Exequity considered the compensation components of base salary, target bonus, long-term incentives and total compensation for the Company’s CEO, Chief Financial Officer, General Counsel, Chief Investment Officer and Group Executives with the compensation for comparable positions at companies within two peer groups of U.S.-based insurance companies participating in Equilar’s Top 25 Survey (“Equilar Survey”). The first insurance peer group consisted of all U.S.-based insurance companies in the Equilar Survey, excluding U.S.-based subsidiaries of foreign companies and mutual insurance companies without publicly-available size data (the “All Insurance Peer Group”). The second insurance peer group consisted of a subset of the All Insurance Peer Group with book values of assets between one-third and three times the Company’s book value of assets (the “All Insurance Peer Subgroup”).
The following companies were included in the All Insurance Peer Group; those designated with an asterisk comprise the All Insurance Peer Subgroup:

The Allstate Corporation	HCC Insurance Holdings, Inc.*
Arthur J. Gallagher & Co.*	Lincoln National Corporation
Aspen Insurance Holdings Limited*	Markel Corporation*
Assurant, Inc.*	The Phoenix Companies*
The Chubb Corporation	Protective Life Corporation*
CNA Financial Corporation	Prudential Financial, Inc.
CNO Financial Group, Inc.*	RLI Corp.*
EMC Insurance Group, Inc.	Symetra Financial Corporation*
Erie Indemnity Company*	Torchmark Corporation*
First American Financial Corporation*	Tower Group International, Ltd.*
The Hanover Insurance Group, Inc.*	The Travelers Companies, Inc.
The Hartford Financial Services Group, Inc.	Unum Group
The Compensation Committee utilized the benchmarking data as a test of the reasonability of the compensation paid to the Company’s CEO and other executive officers. In evaluating the benchmarking data, the Compensation Committee did not follow a rigid process, establish specific pay objectives in evaluating the benchmarking data (such as, for example, targeting different elements of compensation at the median), or utilize the data as part of specific formulas when making compensation determinations for these executives. Instead, the Compensation Committee considered the benchmarking analysis as a means of identifying any outliers and determining whether the levels of compensation provided to the CEO, other executive officers, and operating company presidents are within appropriate ranges in comparison to comparable companies. The benchmarking data was also subjectively considered by the Compensation Committee as an additional point of reference in its deliberations on compensation levels for these executives, along with other factors such as Company performance, individual performance and the Company’s compensation philosophy and objectives. The Compensation Committee believes that the Company’s executive compensation program is fair, competitive with marketplace practices and effective in enhancing shareholder value.
Annual Determination of Specific Compensation
The determination of the specific amount of salary, participation level for cash bonus awards and size of equity-based awards for a particular executive officer depends in substantial part on the nature and scope of the responsibilities of the individual’s job and the quality and impact of the individual’s performance and contributions.
Salary
At its meetings in October 2013 and February 2014, the Compensation Committee deliberated with regard to Mr. Southwell’s compensation package for 2014. The Committee considered a multi-year comparative compensation summary for Mr. Southwell provided by Exequity. The Committee reviewed in detail Mr. Southwell’s total compensation package (base compensation, annual bonus, long-term incentives, benefits and perquisites and potential change-of-control payments), as well as data on his stock ownership, the value of equity received from the Company’s long-term incentive plans and available benchmarking information. The Committee determined that Mr. Southwell’s compensation package satisfied its compensation policy for the CEO that emphasizes longer-term incentives and de-emphasizes perquisites and personal benefits. Following its review and discussion of the comparative summary and Mr. Southwell’s historical compensation data and his responsibilities, accomplishments and goals for the prior year, the Compensation Committee maintained his salary at the level in effect since 2010. The Compensation Committee took a number of factors into account in determining that the CEO’s base salary should be held at the $1,000,000 level and, while tax considerations were not the only issues noted, this decision does have the effect of maintaining the deductibility of the entire salary under Section 162(m) of the Internal Revenue Code (“Section 162(m)”) .
In reviewing the amount of base salary for each of the other executive officers for 2014, the Compensation Committee considered the recommendations made by the CEO based on his assessment of the individual’s job performance and contributions, relevant benchmarking analysis, and observations of the Committee with respect to the individual’s job performance. The executive officer performance assessments were subjective and did not entail measurement against specific goals or other objective factors. Following its review and discussion, the Compensation Committee approved 2014 salary increases for the NEOs based on a number of factors, including market adjustments based on the peer benchmarking analysis to better reflect their senior executive positions within the Company and consideration of the length of time in the current position and significant changes in the scope of responsibilities. In addition, following an officer’s promotion, salary level is determined in the context of a plan for a continued path of adjustments to move salary toward market level compensation over time as the officer’s performance in the position is assessed.
Performance-Based Bonus Awards
A significant portion of each NEO’s annual compensation is linked directly to the outcome of Company financial metrics. Since each NEO holds a position that provides strategic direction, requires critical decision-making and affects the overall financial results of the Company, the Compensation Committee believes that a material percentage of their annual compensation should be linked to Company performance, and that greater responsibilities should lead to more opportunities for incentive compensation.
Executive Performance Plan
At its meeting in February 2014, the Compensation Committee approved the Company’s Executive Performance Plan (“EPP”). The material terms of the performance goals under the plan were approved by shareholders at the 2014 Annual Meeting. The EPP is intended to serve as an “umbrella” plan and potential funding vehicle for cash bonuses to ensure full tax deductibility of cash bonuses paid to officers who are subject to Section 162(m), which includes the Chief Executive Officer and the other three officers who are required to serve as NEOs in the proxy statement for the year following the end of the performance period based upon their compensation as of the last day of such performance period. Section 162(m) does not apply to the Chief Financial Officer. Performance under the approved formulas determines the amount of the bonus pool, and the allocations of the bonus pool set by the Compensation Committee determine the maximum amount of awards to individual participants under the plan.
The Compensation Committee approved formulas for 2014 annual and multi-year awards under the EPP based on pre-tax operating income from continuing operations for the applicable performance periods, and determined the following allocations of any resulting bonus pool (“Bonus Pool”) to determine the maximum bonus payable to the plan participants: 40% to the Chief Executive Officer and 20% to each of the other officers subject to Section 162(m).
The Bonus Pool for the 2014 annual performance period (“2014 Annual Performance Period”) ending on December 31, 2014 was set at 4% of “Pre-Tax Operating Income from Continuing Operations” adjusted by a Catastrophe Loss Collar, as defined below. The Bonus Pool for the 2014 multi-year performance period was set at 1.5% of the sum of “Pre-Tax Operating Income from Continuing Operations” adjusted by a Catastrophe Loss Collar for each of the three years in the performance period. Pre-Tax Operating Income from Continuing Operations was defined as Income (Loss) from Continuing Operations before Income Taxes, excluding (i) Net Realized Gains (Losses) on Sales of Investments, and (ii) Net Impairment Losses Recognized in Earnings, as the preceding terms are reported in the Company’s Annual Report on Form 10-K for the respective year(s).
The “Catastrophe Loss Collar” adjustments would be computed as follows:
(i) If Catastrophe Losses and Loss Adjustment Expenses (“LAE”) (including Catastrophe reserve development) reported by the Property & Casualty Insurance segment (“Reported Catastrophe Losses and LAE”) are greater than 1.5 times the planned catastrophe losses and LAE for the Property & Casualty Insurance segment (“Maximum Catastrophe Losses and LAE”), Income (Loss) from Continuing Operations before Income Taxes shall be increased by an amount equal to the difference between the Reported Catastrophe Losses and LAE and the Maximum Catastrophe Losses and LAE;

(ii) If Reported Catastrophe Losses and LAE are less than 0.5 times the planned catastrophe losses and LAE for the Property & Casualty Insurance segment (“Minimum Catastrophe Losses and LAE”), Income (Loss) from Continuing Operations before Income Taxes shall be reduced by an amount equal to the difference between the Minimum Catastrophe Losses and LAE and the Reported Catastrophe Losses and LAE; or

(iii) If Reported Catastrophe Losses and LAE are less than the Maximum Catastrophe Losses and LAE and greater than the Minimum Catastrophe Loss and LAE, no adjustment shall be made to Income (Loss) from Continuing Operations before Income Taxes.
At its meeting in February 2015, the Compensation Committee certified the performance results under the Bonus Pool formula approved for the 2014 Annual Performance Period and determined the 2014 Bonus Pool to be $5,452,000. The Compensation Committee determined the maximum bonus amounts for the participating NEOs pursuant to the previously-approved Bonus Pool allocations and exercised negative discretion in determining the actual EPP bonus payouts. The payout to each EPP participant was set at the amount of the 2014 Annual PIP Award (as defined in the next section below) to such participant under the Performance Incentive Plan, the “underlying” plan used by the Compensation Committee to determine the actual payout of awards to the EPP participants. As the Chief Financial Officer, Mr. Sodaro is not a participant in the EPP.
The aggregate total of bonus payouts under the EPP was $956,217, significantly less than the maximum amounts allocated under the 2014 Bonus Pool. The table below shows the Bonus Pool allocations and maximum amounts payable for 2014 annual awards under the EPP and the actual 2014 annual EPP award payouts approved for the EPP participants.
See the narrative captioned “2014 Annual PIP Awards—Performance Results and Payouts,” beginning on page 28, for details on the calculation of 2014 Annual PIP Awards to the NEOs and the payout to Mr. Sodaro in the amount of $182,076 under his 2014 Annual PIP Award.
Bonus Payouts — 2014 Annual EPP Awards

Name	Allocated Percentage of Bonus Pool(%)	Maximum Payout based on Allocation of Bonus Pool($)	2014 Actual Annual Award Payout($)(1)	2014 Annual Payout as percentage of Bonus Pool(%)

Donald G. Southwell	40	2,180,800	464,250	9
Scott Renwick	20	1,090,400	215,657	4
John M. Boschelli	20	1,090,400	216,310	4
Denise I. Lynch	20	1,090,400	60,000	1
(1) Amounts determined under the 2014 Annual PIP Awards but paid under the EPP
Performance Incentive Plan
The Performance Incentive Plan (“PIP”) is a cash incentive program used to motivate and reward eligible executives of the Company and its subsidiaries, and serves as the “underlying” plan used by the Compensation Committee to set performance criteria and determine bonus payouts to the NEOs. The PIP provides for annual incentive awards (“Annual PIP Awards”) and multi-year incentive awards (“Multi-Year PIP Awards”) (collectively “Annual and Multi-Year PIP Awards” or “PIP Awards”). Each year, the Compensation Committee makes a selection of the specific performance criteria applicable to Annual and Multi-Year PIP Awards for the applicable performance period from a range of performance indicators set forth in the Performance Incentive Plan.

The two types of Awards granted under the Plan are:

•	Annual PIP Award—under which a participant is given the opportunity to earn a cash bonus based on the results of performance criteria measured over a performance period of one year or less; and

•
Multi-Year PIP Award—under which a participant is given the opportunity to earn a cash award based on the results of one or more performance criteria measured over a performance period of more than one year (generally three years).

Threshold, Target and Maximum Performance Levels
For each of the 2014 Annual and Multi-Year PIP Awards granted to the NEOs, the Compensation Committee established threshold, target and maximum performance levels. The threshold performance level is the minimum level of performance that must be met before a payout may occur. The maximum performance level was set at twice the target level to encourage excellence and reward superior performance, while at the same time placing a reasonable limit on the size of the potential payout.
2014 PIP Awards: Target Bonus Percentages and Performance Criteria
At its meeting in February 2014, the Compensation Committee granted Annual and Multi-Year PIP Awards to the NEOs and assigned a target bonus percentage to each recipient representing a percentage of his or her annual base salary (“Target Bonus Percentage”) for each award. The Target Bonus Percentage for Mr. Southwell was set at 75% for the Annual PIP Award

and 75% for the Multi-Year PIP Award, and the Target Bonus Percentage for each of the other NEOs was set at 50% for the Annual PIP Award and 50% for the Multi-Year PIP Award, consistent with the 2013 PIP Awards. For 2014 Annual PIP Awards, annual base salary is the recipient’s base salary in effect as of the first pay period in April 2014. For 2014 Multi-Year PIP Awards, the base salary is the average of the recipient’s base salary in effect as of the first pay period in April 2014, 2015 and 2016.
The 2014 Annual PIP Awards to the NEOs other than Mr. Southwell were 70% based on company performance criteria (“Company Performance Criteria”) and 30% based on individual performance criteria. Mr. Southwell’s 2014 Annual PIP Award was 100% based on Company Performance Criteria. The 2014 Multi-Year PIP Awards to the NEOs were 100% based on Company Performance Criteria. The Company Performance Criteria adopted for the 2014 PIP Awards granted to the NEOs were designed to take into account the Company’s business plans, which included reduction of certain risk exposures, managing capital more efficiently and re-shaping the business mix over time to improve profitability.
The Compensation Committee approved Company Performance Criteria for the 2014 PIP Awards to the NEOs consistent with those approved under their 2013 PIP Awards. However, the metrics were established on the basis of two separate performance grids rather than the single performance matrix design historically used to determine the payouts based on results of the Company Performance Criteria.
The Company Performance Criteria for 2014 PIP Awards are shown in the following table, and definitions of the relevant terms are described in Appendix A to this Proxy Statement:
Company Performance Criteria for 2014 PIP Awards

Name	2014 Annual PIP Award	2014 Multi-Year PIP Award
Donald G. Southwell, Frank J. Sodaro and Scott Renwick	Annual Kemper Consolidated: (1) Earned Premium Revenue Growth (weighted 20%); (2) Operating Profit Margin (weighted 80%)	3-Year Average of Kemper Consolidated: (1) Revenue Growth (weighted 20%); (2) Return on Equity (weighted 80%)
Denise I. Lynch	Annual Kemper P&C Group: (1) Earned Premium Revenue Growth (weighted 20%); (2) GAAP Combined Ratio (weighted 80%)	3-Year Average of Kemper P&C Group: (1) Premium Revenue Growth (weighted 20%); (2) Return on Allocated Equity*(weighted 80%)
John M. Boschelli
(1) Annual Excess Return from Corporate Investments (weighted 20%)

(2) Annual Excess Return from Pension Investments (weighted 5%)

(3) Annual Pre-Tax Equivalent Net Investment Income Yield, (weighted 50%)

(4) Annual Kemper Consolidated
(a) Earned Premium Revenue Growth(20%);
(b) Operating Profit Margin (80%)

(collectively weighted 25%)

(1) 3-Year Excess Return from Corporate Investments (weighted 20%)

(2) 3-Year Excess Return from Pension Investments (weighted 5%)

(3) 3-Year Pre-Tax Equivalent Net Investment Income Yield, (weighted 50%)

(4) 3-Year Average of Kemper Consolidated
(a) Revenue Growth (20%)
(b) Return on Equity (80%)

(collectively weighted 25%)

Edward J. Konar	Annual Kemper L&H Group: (1) Earned Premium Revenue Growth (weighted 20%); (2) Net Operating Income (“NII”) (weighted 80%)	3-Year Average of Kemper L&H Group: (1) Premium Revenue Growth (weighted 20%); (2) Return on Allocated Equity (weighted 80%)

2014 Annual PIP Awards—Performance Results and Payouts
In determining the payout for each award, the actual results under the Company Performance Criteria for the performance period were compared to the applicable performance grids previously approved to determine a target multiplier percentage (“Target Multiplier”). The Target Multiplier was then applied to the NEO’s Target Bonus Percentage for Company Performance and base salary to determine the amount of any payout. For performance above or below preapproved target levels, the Target Multiplier was interpolated on a straight-line basis.
At its meeting in February 2015, the Compensation Committee certified the performance results for the 2014 Annual PIP Awards to the NEOs in accordance with the Performance Incentive Plan. Mr. Konar received no payout under his 2014 Annual PIP Award due to his departure from the Company in November 2014. The performance results were as follows:

•
For Messrs. Southwell, Sodaro and Renwick, annual Kemper Consolidated Earned Premium Revenue Growth of -8.09% and Operating Profit Margin of 5.21% resulted in a weighted Target Multiplier for Company Performance

Criteria of 61.9%.

•	For Ms. Lynch, annual P&C Group Earned Premium Revenue Growth of -10.33% and GAAP Combined Ratio of 103.70% resulted in a weighted Target Multiplier for Company Performance Criteria of zero.

•	For Mr. Boschelli, performance under multiple criteria resulted in a weighted Target Multiplier for Company Performance Criteria of 116.0% as shown in the following table:

Performance Criteria	Excess Return/NII Yield(%)	2014 Target Multiplier for Metric(%)	Weighting(%)	Weighted Target Multiplier(%)
Excess Return from Corporate Investments	1.82	191.0	20	38.2
Excess Return from Pension Investments	-4.23	—	5	—
Pre-Tax Equivalent Net Investment Income Yield	0.37	124.6	50	62.3
Kemper Consolidated Earned Premium Revenue Growth & Operating Profit Margin	*	61.9	25	15.5
Weighted Average of Target Multipliers				116.0
* See results for Messrs. Southwell, Sodaro and Renwick above.

For the 2014 Annual PIP awards to each NEO other than Mr. Southwell, the award payouts were determined as follows:
Total Award Payable = (Company Award Percentage + Individual Award Percentage) * Base Salary.
The Company Award Percentage was determined as weighted Target Multiplier for Company Performance Criteria * Weighted Target Bonus Percentage for Company Performance Criteria. The Individual Award Percentage was determined as Individual Multiplier * Weighted Target Bonus Percentage for Individual Measures. Each officer’s Company Award Percentage and Individual Award Percentage were added together, and the sum was multiplied by his or her Base Salary to determine the amount of any payout under the Annual PIP Award. The weighted Target Multiplier for Company Performance Criteria was determined from the applicable performance grids, and the Individual Multiplier was determined from an evaluation of the officer’s individual performance criteria.
For the 2014 Annual PIP awards to Mr. Southwell, the award payout was based 100% on Company Performance Criteria and was determined as follows:
Total Award Payable  = Company Award Percentage * Base Salary.
The Company Award Percentage was determined as the weighted Target Multiplier for Company Performance Criteria * Target Bonus Percentage for Company Performance Criteria. Mr. Southwell’s Target Multiplier for Company Performance Criteria was determined from the performance grids applicable to his award.
The amounts paid in February 2015 under the 2014 Annual PIP Awards to the NEOs who are participants in the EPP are set forth above in the “Bonus Payouts — 2014 Annual EPP Awards” table on page 27. The amount paid in February 2015 under the 2014 Annual PIP Award to Mr. Sodaro, who did not participate in the EPP, is $182,076.

2012 Multi-Year PIP Awards—Performance Results
At its meeting in February 2015, the Compensation Committee certified the performance results for the 2012 Multi-Year PIP Awards to the NEOs in accordance with the Performance Incentive Plan. The actual performance results for the 2012 – 2014 three-year performance period were as follows:

•
For Messrs. Southwell, Sodaro and Renwick, 3-year average Consolidated Revenue Growth of -4.22% and Return on Equity of 7.05% resulted in a weighted Target Multiplier for the Company Performance Criteria of 71.6%.

•	For Ms. Lynch, 3-year average Consolidated Revenue Growth of -6.49% and Return on Allocated Equity of 4.36% resulted in a weighted Target Multiplier for the Company Performance Criteria of zero.

•	For Mr. Boschelli, performance based on multiple criteria resulted in a weighted Target Multiplier for the Company Performance Criteria of 92.6% as shown in the following table:

Performance Criteria	Excess Return/NII Yield(%)	2014 Target Multiplier for Metric(%)	Weighting(%)	Weighted Target Multiplier(%)
Excess Return from Corporate Investments	-0.15	92.4	20	18.5
Excess Return from Pension Investments	-4.8	—	5	—
Pre-Tax Equivalent Net Investment Income Yield	0.25	112.3	50	56.2
Kemper Consolidated Earned Premium Revenue Growth & Operating Profit Margin	*	71.6	25	17.9
Weighted Average of Target Multipliers				92.6

* See results for Messrs. Southwell, Sodaro and Renwick above.
The amounts paid to the NEOs (as applicable) in February 2015 under the 2012 Multi-Year PIP Awards are shown in the following table:
Bonus Payouts—2012 Multi-Year PIP Awards

Name	3 Year Average Base Salary($)	Target Bonus as a % of 3 Year Average Base Salary(%)		Total Bonus Payout Based 100% on Financial Performance Measures($)	Total Payout as a % of 3 Year Average Base Salary (%)

Donald G. Southwell	1,000,000	75		537,000	53.7
Frank J. Sodaro	345,000	20	(1)	49,404	14.3
Scott Renwick	566,667	50		202,867	35.8
John M. Boschelli	333,333	50		154,333	46.3
Denise I. Lynch	455,000	50		—	—
Edward J. Konar	396,667	50		—	—
(1) This award was granted prior to Mr. Sodaro’s election as Chief Financial Officer.
Equity-Based Compensation
Equity-based compensation continues to be an integral part of the Company’s executive compensation program. The Compensation Committee pays close attention to share retention resulting from the exercise of option awards previously granted to the Company’s executive officers, and includes share retention as one of the factors considered in determining the appropriate award level for new equity grants. However, the Committee does not utilize formulas in making such determinations, other than to assess compliance with the minimum holding requirements of the Company’s Stock Ownership Policy, which were increased in February 2014, as described on page 32 below under the heading Stock Ownership Policy. The Committee believes that the Company’s equity-based compensation program has played the principal role in the acquisition and retention of significant levels of Company stock owned by its executive officers, thereby better aligning the interests of the Company’s management and shareholders.
The 2014 executive compensation program continued the mix of equity-based compensation awards adopted in 2009, but substituted RSUs for restricted stock, and included awards of both performance-based RSUs and stock options under the Omnibus Plan. The design of the Omnibus Plan provides for fungible use of shares, with a fungible conversion factor of 3 to 1, so that the share authorization under the plan is reduced at two different rates, depending upon the type of award granted. Each stock option award reduces the share authorization by one share for each share of Common Stock subject to the option, while each “full value” award reduces the share authorization by three shares. “Full value” awards are awards other than stock options or SARs that are settled by the issuance of shares of Common Stock, such as restricted stock and RSUs.
In considering the number of equity-based shares to award to a particular executive officer, the Compensation Committee also takes into account the CEO’s and its own subjective evaluations as to the individual’s ability to influence the long-term growth and profitability of the Company, given his or her particular job responsibilities. In light of his overall responsibility for the Company’s operations and financial results, the CEO would ordinarily be deemed to have the greatest ability to influence the long-term growth and profitability of the Company. In 2014, the Compensation Committee granted the

CEO 80,000 stock options and 15,000 shares of performance-based RSUs, generally consistent with the the awards granted in 2013 except as noted below.
At its meeting in February 2014, the Compensation Committee approved performance-based RSU awards instead of performance-based restricted stock, with terms that were generally consistent with 2013 restricted stock grants, except that RSUs have no voting rights and entitle the holder to dividend-equivalents in lieu of actual dividends paid to shareholders. In addition, the RSUs include modified vesting and forfeiture terms consistent with terms approved for stock options in 2013 that provide for continued vesting following termination of employment (subject to applicable non-compete and claw-back clauses) if, at the time of termination, the award holder is “Retirement Eligible” as defined under the award agreements, i.e., has either attained age 65 with at least 5 years of service or age 60 with at least 10 years of service.
Performance-Based RSU Awards in 2014
The performance-based RSU awards granted to the NEOs on Feburary 4, 2014 were made under the Omnibus Plan. These awards are subject to forfeiture and transfer restrictions until vesting on the third anniversary of the grant date in accordance with the award agreements. The determination of vesting will be based on the Company’s total shareholder return over a three-year performance period ending on December 31, 2016 relative to a peer group comprised of all companies in the S&P Supercomposite Insurance Index (“Peer Group”). The award agreements provide for grants of additional shares of Common Stock to the award recipient if the Company’s relative performance exceeds the “target” performance level, which is the 50th percentile based on TSR relative to the Peer Group (“Relative TSR Percentile Rank”). The number of performance-based RSU shares granted to each NEO on February 4, 2014 (“Target Shares”) that will vest and be issued as Common Stock, and the number of additional shares of Common Stock, if any, that will be granted on the Vesting Date (“Additional Shares”), will be determined in accordance with the following table:

Kemper’s Relative TSR Percentile Rank	Total Shares to Vest and/or be Granted on Vesting Date as Percentage of Target Shares (%)
90th or Higher	200
75th	150
50th	100
25th	50
Below 25th	—

For performance falling between the percentile levels specified in the first column of the table, the number of shares that will vest and be issued as Common Stock or be forfeited, and the number of Additional Shares, if any, that will be granted on the Vesting Date will be determined by straight-line interpolation from the percentages specified in the table. Any Target Shares that do not vest in accordance with the table above will be forfeited on the Vesting Date. Under the terms of the applicable equity-based compensation plans of the Company, outstanding Target Shares of RSUs are entitled to receive dividend equivalents on the same basis as dividends are paid to holders of outstanding shares of Common Stock.
The February 4, 2014 grant date fair values of the performance-based RSUs was estimated at $40.50 per share based upon the Monte Carlo simulation method. For a discussion of valuation assumptions, see Note 9, “Long-term Equity-based Compensation,” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.
Performance Results for 2012 Performance-Based Restricted Stock Awards
The Compensation Committee certified the performance results of the Company’s TSR relative to its Peer Group for the 2012 – 2014 Performance Period for the Performance-Based Restricted Stock Awards granted to the NEOs in 2012. The TSR for Kemper and each company in the Peer Group was calculated using the 20-day average trading price preceding the beginning and the end of the Performance Period. The Company’s TSR was determined to be 36.6% for the Performance Period. Relative to the Peer Group, which ranked 46th out of 51 companies included in the Peer Group, or in the 10th percentile, which resulted in a payout multiplier of zero. As a result, all Target Shares granted under the 2012 Performance-Based Restricted Stock Awards were forfeited on the vesting date, January 31, 2015, and no additional shares were granted. The number of Target Shares forfeited were as follows: Southwell (15,000); Sodaro (1,500); Renwick (3,500); Boschelli (2,000); and Lynch (3,000). Mr. Konar’s 3,000 Target Shares were forfeited as a result of the termination of his employment.
Changes Made to NEO Compensation for 2015
At its meetings in November 2014 and February 2015, the Compensation Committee considered the comparative data and historical information provided by Exequity and the performance of the NEOs in 2014, and deliberated with regard to their 2015 compensation. The Compensation Committee approved a compensation package for Mr. Southwell identical to his 2014 compensation except with regard to the weightings of his Annual PIP Award. Mr. Southwell’s 2015 Annual PIP Award was weighted 70% based on Company Performance Criteria and 30% based on individual performance criteria. Prior to 2015,

Mr. Southwell’s Annual PIP Awards were 100% based on Company Performance Criteria. This change aligns the weightings of Mr. Southwell’s Annual PIP Awards with those of the other NEOs. For 2015, the Compensation Committee set the Target Bonus Percentage for Mr. Southwell at 75% for the Annual PIP Award and 75% for the Multi-Year PIP Award and increased the Target Bonus Percentages for Mr. Sodaro, Mr. Boschelli and Ms. Lynch from 50% to 55% for each of their Annual and Multi-Year PIP Awards. As Mr. Renwick stepped down as Senior Vice President and General Counsel on January 1, 2015, he is no longer an executive officer and will not participate in the Performance Incentive Plan for 2015.
The Compensation Committee also approved the Company Performance Criteria for the 2015 Annual and Multi-Year PIP Awards to the NEOs who remain executive officers of the Company. For 2015, the criteria were the same as those approved for 2014, except that the weightings were changed to put more emphasis on revenue growth and an additional criterion was added to Ms. Lynch’s annual PIP award. For the 2015 Annual PIP Awards to Messrs. Southwell and Sodaro, the performance criteria related to revenue growth is weighted 40%, and the criteria related to profit margin is weighted 60%. For the 2015 Annual PIP Awards to Ms. Lynch, the performance criteria related to revenue growth is weighted 40%, the criteria related to underlying combined ratio is weighted 30% and the criteria related to GAAP combined ratio is weighted 30%. For the 2015 Multi-Year PIP Awards to Messrs. Southwell and Sodaro, the performance criteria related to revenue growth is weighted 40%, and the criteria related to return on equity is weighted 60%. For the 2015 Multi-Year PIP Awards to Ms. Lynch, the performance criteria related to revenue growth is weighted 40%, and the criteria related to return on allocated equity is weighted 60%. For the 2015 Annual and Multi-Year PIP Awards to Mr. Boschelli, the weightings of performance criteria were unchanged from 2014, except for the portions based on the same criteria as Messrs. Southwell and Sodaro that were changed as described above.
The Compensation Committee set Mr. Southwell’s 2015 annual base salary at the level in effect since 2010 and approved 2015 base salary increases for the other NEOs who remained executive officers. The number of performance-based RSUs and stock options granted to the NEOs who remained executive officers in 2015 were generally consistent with the performance-based RSUs and stock options granted in 2014. However, Ms. Lynch received an award of 15,000 time-vested RSUs with a two year cliff vest as an additional retention incentive award.
Stock Ownership Policy
Consistent with its fundamental executive compensation principles, Company philosophy has always encouraged long-term ownership of the Common Stock by its executive officers. Since 2006, the Company has maintained a Stock Ownership Policy that applies to the Company’s non-employee directors and executive officers. In February 2014, the Compensation Committee revised the Stock Ownership Policy to base the requirements entirely on a multiple of compensation rather than the prior structure based on the lesser of a compensation multiple or fixed number of shares. The multiple of compensation applicable to each officer was also increased. As revised, non-employee directors are required to maintain, at a minimum, ownership of the number of shares valued at five times the amount of their annual retainer for board service, not including fees paid for committee service and meeting attendance. The CEO is required to maintain, at a minimum, ownership of the number of shares valued at five times his annual base salary. Other executive officers are required to retain ownership of the number of shares valued at the following multiples of such officer’s annual base salary: Chief Operating Officer/President – 3x; Executive Vice President – 2.5x; Senior Vice President – 2x; and Vice President – 1.5x. New directors and officers are provided a grace period of five years to reach the required ownership levels, and all covered officers and directors have three years to attain any increased level due to a base salary increase, promotion or change in policy. The policy enables the Compensation Committee to consider, in its discretion, possible modifications or exceptions to the policy as necessary in the event of extenuating personal circumstances.
As noted above, the Compensation Committee closely monitors shareholdings by executive officers and expects them to exceed the formal minimums set forth in the policy. The shareholdings of each of the NEOs other than Mr. Sodaro exceeded the minimum levels required under the policy as of the effective date of the new policy, despite the more stringent requirements. Due to his promotion to Senior Vice President in March 2013, Mr. Sodaro has the grace period mentioned above to attain the minimum share ownership required for his position based on his new title and current base salary. The amount of Common Stock held by each NEO is disclosed in the beneficial ownership table on page 6.
Also pursuant to the Stock Ownership Policy, each equity award agreement for a grant to an executive officer after January 31, 2006 imposes a holding period of one year for shares of Common Stock acquired in connection with the exercise of stock options or the vesting of other types of equity-based compensation awards, with the exception of shares sold, tendered or withheld to pay the exercise price or settle tax liabilities in connection with such exercise or vesting. As previously mentioned in the Executive Summary to this section, the Company has also adopted hedging and pledging policies prohibiting directors, executive officers and other employee recipients of equity-based compensation awards from participating in hedging transactions and pledging arrangements involving any Common Stock.
Equity-Based Compensation Granting Process
The Compensation Committee follows an established Company process for the review, approval and timing of grants of equity-based compensation. The Compensation Committee believes that regular timing is necessary for effective operation of the Company’s long-term incentive program, and insists that, with the exceptions noted below for restorative options and awards by the Special Equity Grant Committee (which presently consists of the CEO) under its delegated authority, all original equity-based compensation awards occur at predictable cycles, with grant dates scheduled in advance. The Company’s practice with regard to timing of equity-based compensation grants is the same for all eligible employees of the Company, including the executive officers.
The Compensation Committee’s predominant practice is to approve equity-based compensation awards at the same time each year at its regular meeting in late January or early February. The dates of regular Board and Board committee meetings in a given year, and hence the dates of annual equity-based compensation grants, are typically set in advance by the Board in the middle of the preceding year. Each RSU grant, and each option grant other than a restorative option grant (as discussed below), is effective on the date that the grant is specifically approved by the Compensation Committee, and the exercise price for each option share granted is the closing price of a share of Common Stock on the effective date.
In making his annual option grant recommendations to the Compensation Committee, the CEO follows the established option grant cycle, with the limited exception of infrequent, off-cycle option grants made in connection with key new hire, promotion or retention awards which may be made with Compensation Committee approval or under the Special Equity Grant Committee’s delegated authority mentioned above. The Company’s executive officers play no role in the timing of option grants except with regard to such new hire, promotion or retention awards (the timing of which is driven by the particular circumstances of the underlying personnel action), and to restorative option grants received by an executive officer (the timing of which is determined automatically on the date of exercise of the underlying option).
Ongoing administration of the Company’s equity-based compensation plans is performed by the Company. Following Compensation Committee approval, the Company delivers award agreements for acceptance by the option recipients. All forms of equity award agreements are approved by the Compensation Committee in advance of their initial use.
Delegated Authority. As previously mentioned, the Board of Directors has delegated authority to the Special Equity Grant Committee to grant up to an aggregate of 100,000 shares under the Omnibus Plan (determined in accordance with the plan’s fungible conversion factor, as described on page 30 above under the heading “Equity-Based Compensation”) in connection with new hire, promotional and retention awards to employees other than Section 16 Officers. A total of 3,000 RSUs and 5,000 option shares were awarded in 2014 pursuant to delegated authority under the Omnibus Plan. The exercise price of stock option awards granted under the delegated authority is the closing price of a share of Common Stock on the grant date. The Compensation Committee is periodically informed about the awards granted pursuant to the delegated authority.
Elimination of Restorative Option Program. As previously mentioned, the Company’s restorative option program was discontinued for all new stock option awards granted beginning in 2009. However, outstanding options granted prior to 2009 had a restorative option feature providing for automatic grants to replace shares of previously-owned Common Stock that an exercising option holder surrenders to satisfy the exercise price and/or related tax withholding obligations, so long as certain requirements are met at the time of exercise. Accordingly, restorative options may still be granted in accordance with the original award agreements until their final expiration or forfeiture. As restorative options are granted automatically at the time of the exercise of the underlying option under the express terms of the applicable option plans and award agreements previously approved by the Compensation Committee, they are deemed to have been approved by the Compensation Committee on their grant dates.
Perquisites
Consistent with the Company’s fundamental approach to executive compensation, executive officers receive a few, modest perquisites from the Company. Perquisites received by the NEOs include eligibility for annual physical examinations at the Company’s cost, payment for spousal travel when accompanying the officer to occasional off-site business meetings when required for bona fide business reasons in accordance with Company policy, and incidental personal use of cell phones, computer equipment and other resources provided primarily for business purposes. For the CEO, this includes membership to a business club providing dining facilities and business meeting services. The Company does not provide the NEOs with other personal benefits or perquisites, such as country club memberships, financial planning or tax preparation services, personal use of Company-provided automobiles, or use of private airplanes for personal travel.
Employee Welfare Benefit Plans
The NEOs are eligible for employee welfare benefits under plans that are available generally to all full-time salaried employees and which do not discriminate in scope, terms or operation in favor of executive officers. Under these plans, the NEOs:

•
Receive at the Company’s cost basic life and accident insurance coverage in an amount equal to the individual’s annual base salary up to a maximum of $400,000, business travel insurance in an amount based on the individual’s annual base salary up to a maximum of $200,000, and short-term disability coverage for up to 26 weeks; and

•
Are eligible to participate in the Company’s employee welfare benefit plans that provide typical offerings such as health and dental insurance, health and dependent care reimbursement accounts, supplemental life, accident and long-term disability insurance.

Deferred Compensation Plan
The NEOs are eligible under the Kemper Corporation Nonqualified Deferred Compensation Plan (“Deferred Compensation Plan”) to elect to defer a portion of their cash salaries and bonuses. Information about the Deferred Compensation Plan in general, and more specific information about participation therein by the NEOs, is provided in the Executive Officer Compensation and Benefits section below on page 42 under the heading “Nonqualified Deferred Compensation. “
Retirement Plans
The NEOs are generally eligible for the following plans:

•
Tax-qualified retirement plans applicable to all full-time salaried employees, including executive officers, meeting age and service-based eligibility requirements; this includes the Company’s defined benefit pension plan (“Pension Plan”) for employees hired prior to 2006, and the Company’s defined contribution retirement plan (“DC Plan”) for employees hired on or after January 1, 2006;

•
Non-qualified supplemental retirement plans, including the Company’s non-qualified supplemental defined benefit pension plan (“SERP”) and nonqualified supplemental defined contribution retirement plan (“DC SERP”), available to key employees designated annually by the Board of Directors to provide benefits using the same formulas used for the respective tax-qualified retirement plans but without regard to the limits imposed under the Internal Revenue Code; and

•
Voluntary 401(k) plan participation which includes a Company matching contribution feature offered to all full-time salaried employees, including executive officers, meeting age and service-based eligibility requirements.

Additional information about the Company’s retirement plans and participation therein by the NEOs is provided in the Executive Officer Compensation and Benefits section below on page 41 under the heading “Retirement Plans.”
Other Post-Employment Compensation
Change in control benefits applicable to the NEOs are described in more detail below under the section entitled “Potential Payments Upon Termination or Change in Control.” These benefits are provided under individual severance agreements with the NEOs and provisions in their equity and cash bonus award agreements under the Omnibus Plan and the Performance Incentive Plan which are included in agreements with all grant recipients under these plans. The NEOs are not entitled to other post-termination benefits except pursuant to the standard provisions of any of the plans discussed above.
Tax Implications
Section 162(m) imposes an annual limit of $1 million per person on the corporate tax deduction for compensation paid by a public company to its chief executive officer and the other officers listed in such company’s proxy compensation tables except for its chief financial officer. Although Section 162(m) generally disallows a tax deduction by the Company for compensation in excess of $1 million paid to each such NEO, certain performance-based compensation (“Performance-Based Compensation”) is specifically exempt from the $1 million deduction limit.
To the extent practicable and consistent with the objectives and underlying philosophy of its executive compensation program, the Company generally intends most components of executive compensation to qualify as tax deductible for federal income tax purposes. The new Executive Performance Plan, as well as the Omnibus Plan and its predecessor equity plans, are designed to enable the Company to grant awards that qualify as Performance-Based Compensation under Section 162(m). As required by Section 162(m), the Company obtained shareholder approval of the material terms of the Performance Incentive Plan in 2009, the Omnibus Plan in 2011 and the Executive Performance Plan in 2014.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF KEMPER CORPORATION

Douglas G. Geoga—Chair	Robert J. Joyce
Julie M. Howard	David P. Storch

Executive Officer Compensation & Benefits
The following table shows the compensation for fiscal years 2014, 2013 and 2012 for the NEOs, which include the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers serving during the year ended December 31, 2014.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)(1)	Bonus($)	Stock Awards($)(2)	Option Awards($)(3)	Non-Equity Incentive Plan Compen-sation($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(5)	All Other Compen-sation ($)(6)	Total ($)
Donald G. Southwell Chairman, President and Chief Executive Officer	2014	1,000,000	—	607,500	797,410	1,001,250	1,286,864	25,475	4,718,499
	2013	1,000,000	—	631,800	811,370	805,500	47,454	7,650	3,303,774
	2012	1,000,000	—	549,750	752,728	—	731,575	17,500	3,051,553
Frank J. Sodaro, Senior Vice President and Chief Financial Officer	2014	406,250	—	162,000	199,353	231,480	328,176	7,800	1,335,059
	2013	331,692	—	113,355	—	191,565	—	7,650	644,262
	2012	—	—	—	—	—	—	—	—
Scott Renwick Of Counsel; Former Senior Vice President and General Counsel	2014	577,500	—	121,500	149,514	418,524	847,388	7,800	2,122,226
	2013	565,000	—	147,420	177,487	304,263	—	7,650	1,201,820
	2012	545,000	—	128,275	164,660	—	455,212	7,500	1,300,647
John M. Boschelli, Vice President and Chief Investment Officer	2014	367,500	—	121,500	149,514	370,643	297,598	7,800	1,314,555
	2013	311,250	—	84,240	101,421	252,705	—	7,650	757,266
	2012	296,250	—	73,300	94,091	204,026	143,761	7,500	818,928
Denise I. Lynch Vice President	2014	461,250	—	162,000	199,353	60,000	—	12,300	894,903
	2013	450,000	—	168,480	202,843	314,125	—	390,548	1,525,996
	2012	—	—	—	—	—	—	—	—
Edward J. Konar Vice President	2014	466,917	—	121,500	149,514	—	670,823	840,296	2,249,050
	2013	402,500	—	126,360	152,132	390,544	58,614	7,750	1,137,900
	2012	315,000	—	109,950	141,137	279,553	365,910	37,600	1,249,150

(1)
These amounts represent base salary earned for each of years 2014, 2013 and 2012. Pursuant to the Company’s regular compensation cycle, salary adjustments for any particular year take effect in April of such year. As a result, for any year in which an individual officer’s salary was increased or decreased, one quarter of the amount of salary shown for such year was earned at the rate in effect for the prior year and three quarters of the amount shown was earned at the new rate implemented for such year. None of the NEOs elected to defer compensation earned in such years under the Deferred Compensation Plan. See the narrative discussion on page 42 under the caption “Nonqualified Deferred Compensation” for more information about the plan. The amount shown for Mr. Konar for 2014 includes $127,955 paid out for accrued vacation and holiday time.

(2)
These amounts represent the aggregate grant date fair values of the performance-based restricted stock or RSU awards granted under the Omnibus Plan to the designated NEOs. A Monte Carlo simulation method was used to estimate the fair values of the awards on the grant date. For a discussion of valuation assumptions, see Note 9, “Long-term Equity-based Compensation,” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. These shares of performance-based restricted stock/RSUs are subject to forfeiture and transfer restrictions until they vest in accordance with their respective grant agreements. Based on the Monte Carlo simulation, the grant date fair values of such shares granted on February 4, 2014, February 2, 2013 and January 31, 2012 were determined to be $42.50, $42.12 and $36.65 per share, respectively. If achievement of the performance conditions at the maximum performance level is assumed, the aggregate number and market value of the payouts of performance-based restricted stock/RSUs would be as follows under awards granted in 2014 to each NEO:

Name a	Grant Date b	Target Award issued on Grant Date (# of Shares) c	Market Value on Grant Date ($ per share) d	Estimated Payout in Shares if Maximum Performance Level Achieved (# of Shares) e (=c*2)	Estimated Value of Payout if Maximum Performance Level Achieved ($) f (=d*e)
Donald G. Southwell	2/4/2014	15,000	36.47	30,000	1,094,100
Frank J. Sodaro	2/4/2014	4,000	36.47	8,000	291,760
Scott Renwick	2/4/2014	3,000	36.47	6,000	218,820
John M. Boschelli	2/4/2014	3,000	36.47	6,000	218,820
Denise I. Lynch	2/4/2014	4,000	36.47	8,000	291,760
Edward J. Konar	2/4/2014	3,000	36.47	6,000	218,820
The awards shown for Mr. Konar were forfeited upon the termination of his employment with the Company.

(3)
These amounts represent the aggregate grant date fair values of the stock option awards granted to the designated NEOs pursuant to the Omnibus Plan. The Black-Scholes option pricing model was used to estimate the fair value of each option (including its tandem SAR) on the grant date. For a discussion of valuation assumptions, see Note 9, “Long-term Equity-based Compensation,” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

(4)
These amounts represent amounts earned under the 2014, 2013 and 2012 Annual PIP Awards (that were paid in 2015, 2014 and 2013, respectively), and under the 2012, 2011 and 2010 Multi-Year PIP Awards (that were paid in 2015, 2014 and 2013, respectively).

(5)
These amounts represent the change in actuarial present value for each participating NEO under the Company’s Pension Plan and SERP as of December 31 of 2014, 2013 and 2012 from the end of the prior calendar year. However, for 2012, the change in actuarial present value was negative and included the following amounts for Messrs. Sodaro ($10,586); Renwick ($22,206) and Boschelli ($33,561). No amounts are shown for Ms. Lynch because she participates in the DC Plan and DC SERP rather than the Pension Plan and SERP, as discussed in the narrative preceding the Pension Benefits table on page 41. The year-to-year changes in pension value are generally attributable to normal, annual retirement cost which incorporates an additional year of service and interest cost, but also reflect annual changes in salary and bonus. However, the amounts shown for 2014 also include substantial increases to each NEO’s actuarial present value due to the Company’s adoption of the recently published Society of Actuaries mortality tables and a decrease in the discount rate used to calculate the present value of future pension payments. The amounts shown for 2014 in the “Total” column above, and the amount that would be shown in such column excluding the change in pension values, are as follows:

Name	Total Compensation for 2014 Shown in Summary Compensation Table Above ($)	Total Compensation for 2014 Excluding the Impact of Change Pension Value ($)
Donald G. Southwell	4,718,499	3,431,635
Frank J. Sodaro	1,335,059	1,006,883
Scott Renwick	2,122,226	1,274,838
John M. Boschelli	1,314,555	1,016,957
Edward J. Konar	2,249,050	1,578,227

(6)
For 2014, the amounts shown for all NEOs include Company matching contributions of $7,800 under the Company’s 401(k) for 2014. The amounts shown for Mr. Southwell and Mr. Konar for 2014 also include an annual physical examination and $16,908 and $11,662, respectively, for such officer's spouse to accompany him on several off-site business meetings. The amount shown for Ms. Lynch for 2014 also includes contributions by the Company of $2,550 and $1,950 under the DC Plan and DC SERP, respectively. The amount shown for Mr. Konar for 2014 also includes the following amounts incurred by the Company pursuant to the transition and separation agreement he executed with the Company effective November 22, 2014: $800,000 for severance paid in January 2015, $5,674 for continued health and dental insurance coverage under COBRA and $14,400 for outplacement services.

Grants of Plan-Based Awards
Restricted Stock Units. The performance-based RSUs (“PBRSUs”) awarded to the NEOs under the Omnibus Plan on February 4, 2014 are subject to forfeiture and transfer restrictions until the third anniversary of the grant date in accordance with the award agreements. Determination of the number of shares that will vest or be forfeited, and of any Additional Shares that will be granted, will be based on the Company’s total shareholder return over a three-year performance period ending on December 31, 2016 relative to the Peer Group, as described in more detail above in the section captioned “Performance-Based RSU Awards in 2014,” beginning on page 31.
Stock Options. The stock options awarded to the NEOs in 2014 were granted under the Omnibus Plan. Each of these awards is a non-qualified option for federal income tax purposes, has an exercise price that is the closing price of a share of Common Stock on the grant date and expires on the tenth anniversary of the grant date. The stock options awarded to the NEOs were coupled with tandem stock appreciation rights (“SARs”) and become exercisable in four equal, annual installments beginning on the six-month anniversary of the grant date. References to stock options in this proxy statement generally include tandem SARs.
Incentive Plan Awards. Annual and Multi-Year PIP Awards were granted under the Performance Incentive Plan to the NEOs on February 4, 2014. The 2014 Annual PIP Awards were granted subject to vesting provisions relating to performance criteria measured over calendar year 2014, and payouts due under these awards were made in February 2015. The 2014 Multi-Year PIP Awards were granted subject to vesting provisions related to performance criteria measured over a three-year period ending December 31, 2016, and determination as to any payouts under these awards will be made in early 2017. For each of these awards, the Compensation Committee established payout amounts for specified threshold, target and maximum performance levels. The performance criteria and process of determining payouts under these awards are described in more detail above in the section captioned “Performance Incentive Plan,” beginning on page 27.
The following table shows each grant of an award to the NEOs in 2014 under the Company plans as described above:

GRANTS OF PLAN-BASED AWARDS IN 2014

Name	Grant Date	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Securities Underlying Stock Awards	All Other Option Awards: Number of Securities Underlying Options($)(3)	Exercise or Base Price of Option Awards($/Sh) (4)	Grant Date Fair Value ($)(5)

			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Donald G. Southwell	2/4/14	PBRSU	—	—	—	7,500	15,000	30,000	—	—	—	607,500
	2/4/14	Stock Options	—	—	—	—	—	—	—	80,000	36.47	797,410
	2/4/14	Annual PIP	187,500	750,000	1,500,000	—	—	—	—	—	—	—
	2/4/14	Multi-Year PIP	187,500	750,000	1,500,000	—	—	—	—	—	—	—
Frank J. Sodaro	2/4/14	PBRSU	—	—	—	2000	4,000	8,000	—	—	—	162,000
	2/4/14	Stock Options	—	—	—	—	—	—	—	20,000	36.47	199,353
	2/4/14	Annual PIP	53,125	212,500	425,000	—	—	—	—	—	—	—
	2/4/14	Multi-Year PIP	55,208	220,833	441,667	—	—	—	—	—	—	—
Scott Renwick	2/4/14	PBRSU	—	—	—	1,500	3,000	6,000	—	—	—	121,500
	2/4/14	Stock Options	—	—	—	—	—	—	—	15,000	36.47	149,514
	2/4/14	Annual PIP	72,500	290,000	580,000	—	—	—	—	—	—	—
	2/4/14	Multi-Year PIP	62,833	251,333	502,667	—	—	—	—	—	—	—
John M. Boschelli	2/4/14	PBRSU	—	—	—	1,500	3,000	6,000	—	—	—	121,500
	2/4/14	Stock Options	—	—	—	—	—	—	—	15,000	36.47	149,514
	2/4/14	Annual PIP	48,125	192,500	385,000	—	—	—	—	—	—	—
	2/4/14	Multi-Year PIP	49,375	197,500	395,000	—	—	—	—	—	—	—
Denise I. Lynch	2/4/14	PBRSU	—	—	—	2,000	4,000	8,000	—	—	—	162,000
	2/4/14	Stock Options	—	—	—	—	—	—	—	20,000	36.47	199,353
	2/4/14	Annual PIP	58,125	232,500	465,000	—	—	—	—	—	—	—
	2/4/14	Multi-Year PIP	59,375	237,500	475,000	—	—	—	—	—	—	—
Edward J. Konar	2/4/14	PBRSU	—	—	—	1,500	3,000	6,000	—	—	—	121,500
	2/4/14	Stock Options	—	—	—	—	—	—	—	15,000	36.47	149,514
	2/4/14	Annual PIP	55,000	220,000	440,000	—	—	—	—	—	—	—
	2/4/14	Multi-Year PIP	55,000	220,000	440,000	—	—	—	—	—	—	—

(1)
These columns show the range of payouts that were possible for Annual PIP Awards and Multi-Year PIP Awards granted in 2014, which represent the percentages of the respective officer’s annual base salary applicable to specified performance levels. The amounts estimated for Multi-Year PIP Awards are based on an average of their annual base salaries for 2014, 2015 and 2016. Base salaries for 2016 were estimated at their 2015 rates. The “Threshold” level is the minimum level of performance that must be met before any payout may occur. The amounts actually paid out under the Annual PIP Awards granted on February 4, 2014 and the Multi-Year PIP Awards granted on January 31, 2012 are shown above in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. Because the 2014 Annual and Multi-Year PIP Awards granted to the NEOs are based on multiple components, with portions of each award based on varying performance criteria, the amounts shown in the “Threshold” column represent the portion of their 2014 annual base salaries that would have been paid out for performance at the “Threshold” level if actual performance reached the “Threshold” level for each component of their awards.

(2)
These columns show the range of payouts possible under the performance-based RSU awards granted in 2014. The amount shown in the “Target” column for each individual represents 100% of the RSUs granted, which equals the number of units that would vest if the “Target” performance level is achieved. The “Threshold” level is the minimum level of performance that must be met before any payout may occur, and the amount shown in the “Threshold” column is 50% of the “Target” payout amount. The amount shown in the “Maximum” column is 200% of the “Target” payout amount. Further information about these awards is provided under the caption “Performance-Based RSU Awards in 2014” in the Compensation Discussion and Analysis section on page 31.

(3)
These are original stock option awards, granted on the date the awards were approved by the Compensation Committee. All options granted in 2014 were non-qualified options for federal income tax purposes.

(4)	The exercise price of the stock option awards is equal to the closing price of a share of Common Stock on the grant date.

(5)
The amounts shown represent the aggregate grant date fair values of the 2014 stock option and RSU awards. For stock options, the grant date fair values were estimated based on the Black-Scholes option pricing model. For performance-based RSUs, the grant date fair values were estimated using the Monte Carlo simulation method. Based on the Monte Carlo simulation, the grant date fair values of the performance-based RSUs granted on February 4, 2014 was determined to be $40.50. For a discussion of valuation assumptions, see Note 9, “Long-term Equity-based Compensation,” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

The following table shows the unexercised stock option awards and unvested restricted stock/RSU awards for each NEO which were outstanding as of December 31, 2014. The awards were granted under the Company’s Omnibus Plan and its predecessor plans.
OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested($)
Donald G. Southwell	17,500	—		—	43.10	2/1/2015	—	—	—		—
	4,808	—		—	48.50	2/1/2015	—	—	—		—
	16,386	—		—	48.16	2/1/2015	—	—	—		—
	11,136	—		—	49.58	2/1/2015	—	—	—		—
	16,407	—		—	47.67	2/1/2015	—	—	—		—
	100,000	—		—	47.86	2/1/2016	—	—	—		—
	100,000	—		—	49.79	2/6/2017	—	—	—		—
	150,000	—		—	37.15	2/5/2018	—	—	—		—
	62,500	—		—	27.89	2/1/2021	—	—	—		—
	60,000	20,000	(1)	—	29.77	1/31/2022	—	—	—		—
	40,000	40,000	(2)	—	33.45	2/4/2023	—	—	—		—
	20,000	60,000	(3)	—	36.47	2/4/2024	—	—	—		—
	—	—		—	—	—	—	—	15,000	(4)	541,650
	—	—		—	—	—	—	—	15,000	(5)	541,650
	—	—		—	—	—	—	—	15,000	(6)	541,650

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested($)
Frank J. Sodaro	6,000	—		—	43.10	2/1/2015	—		—	—		—
	6,000	—		—	47.86	2/1/2016	—		—	—		—
	6,000	—		—	49.79	2/6/2017	—		—	—		—
	4,000	—		—	37.15	2/5/2018	—		—	—		—
	5,000	15,000	(3)	—	36.47	2/4/2024	—		—	—		—
	—	—		—	—	—	375	(7)(8)	13,541	—		—
	—	—		—	—	—	750	(7)(9)	27,083	—		—
	—	—		—	—	—	—		—	1,500	(4)	54,165
	—	—		—	—	—	—		—	1,500	(5)	54,165
	—	—		—	—	—	—		—	4,000	(6)	144,440
Scott Renwick	12,500	—		—	43.10	2/1/2015	—		—	—		—
	11,276	—		—	50.04	2/1/2015	—		—	—		—
	25,000	—		—	47.86	2/1/2016	—		—	—		—
	25,000	—		—	49.79	2/6/2017	—		—	—		—
	30,000	—		—	37.15	2/5/2018	—		—	—		—
	17,500	—		—	27.89	2/1/2021	—		—	—		—
	13,125	4,375	(1)	—	29.77	1/31/2022	—		—	—		—
	8,750	8,750	(2)	—	33.45	2/4/2023	—		—	—		—
	3,750	11,250	(3)	—	36.47	2/4/2024	—		—	—		—
	—	—		—	—	—	—		—	3,500	(4)	126,385
	—	—		—	—	—	—		—	3,500	(5)	126,385
	—	—		—	—	—	—		—	3,000	(6)	108,330
John M. Boschelli	5,000	—		—	43.10	2/1/2015	—		—	—		—
	4,599	—		—	47.06	2/1/2015	—		—	—		—
	101	—		—	48.31	2/1/2015	—		—	—		—
	10,000	—		—	47.86	2/1/2016	—		—	—		—
	10,000	—		—	49.79	2/6/2017	—		—	—		—
	10,000	—		—	37.15	2/5/2018	—		—	—		—
	10,000	—		—	27.89	2/1/2021	—		—	—		—
	7,500	2,500	(1)	—	29.77	1/31/2022	—		—	—		—
	5,000	5,000	(2)	—	33.45	2/4/2023	—		—	—		—
	3,750	11,250	(3)	—	36.47	2/4/2024	—		—	—		—
	—	—		—	—	—	—		—	2,000	(4)	72,220
	—	—		—	—	—	—		—	2,000	(5)	72,220
	—	—		—	—	—	—		—	3,000	(6)	108,330

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested($)
Denise I. Lynch	3,750	—		—	27.89	2/1/2021	—	—	—		—
	3,750	3,750	(1)	—	29.77	1/31/2022	—	—	—		—
	10,000	10,000	(2)	—	33.45	2/4/2023	—	—	—		—
	5,000	15,000	(3)	—	36.47	2/4/2024	—	—	—		—
	—	—		—	—	—	—	—	3,000	(4)	108,330
	—	—		—	—	—	—	—	4,000	(5)	144,440
	—	—		—	—	—	—	—	4,000	(6)	144,440
Edward J. Konar	2,500	—		—	43.10	2/1/2015	—	—	—		—
	2,296	—		—	48.70	2/1/2015	—	—	—		—
	2,247	—		—	50.53	2/1/2015	—	—	—		—
	2,278	—		—	49.29	2/1/2015	—	—	—		—
	3,750	—		—	36.47	2/14/2015	—	—	—		—
	7,000	—		—	47.86	11/14/2015	—	—	—		—
	8,000	—		—	49.79	11/14/2015	—	—	—		—
	10,000	—		—	37.15	11/14/2015	—	—	—		—
	15,000	—		—	27.89	11/14/2015	—	—	—		—
	11,250	—		—	29.77	11/14/2015	—	—	—		—

(1)	These options are scheduled to vest on 7/31/2015.

(2)	These options are scheduled to vest ratably in equal increments on 8/4/2015 and 8/4/2016.

(3)	These options are scheduled to vest ratably in equal increments on 8/4/2015, 8/4/2016 and 8/4/2017.

(4)
These shares of performance-based restricted stock were scheduled to vest on 1/31/2015. These shares were forfeited as of the vesting date as described under the caption “Performance Results for 2012 Performance-Based Restricted Stock Awards” on page 31. The number of shares shown represents the target number of shares that were granted. Market value of these shares was determined using the closing price of $36.11 per share of Common Stock on December 31, 2014.

(5)
These shares of performance-based restricted stock are scheduled to vest on 2/4/2016. The number of shares shown represents the target number of shares that were granted because the estimated performance results were below the target levels for the portion of the three-year performance period ending on December 31, 2015 that was completed as of December 31, 2014. Market value of these shares was determined using the closing price of $36.11 per share of Common Stock on December 31, 2014.

(6)
These shares of performance-based restricted stock are scheduled to vest on 2/4/2017. The number of shares shown represents the target number of shares that were granted because the estimated performance results were below the target levels for the portion of the three-year performance period ending on December 31, 2016 that was completed as of December 31, 2014. Market value of these shares was determined using the closing price of $36.11 per share of Common Stock on December 31, 2014.

(7)	These are time-based restricted stock awards that were granted to Mr. Sodaro before he was elected Chief Financial Officer.

(8)	These awards are scheduled to vest on 7/31/2015.

(9)	These awards are scheduled to vest ratably in equal increments on 8/4/2015 and 8/4/2016.

OPTION EXERCISES AND STOCK VESTED IN 2014

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)		Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Donald G. Southwell	—		—	17,700	650,475
Frank J. Sodaro	—		—	2,895	103,995
Scott Renwick	—		—	4,130	151,778
John M. Boschelli	—		—	2,360	86,730
Denise I. Lynch	11,250		114,825	3,540	130,095
Edward J. Konar	7,500	(5)	23,348	3,540	130,095

(1)
The number of shares acquired from stock option/SAR exercises shown in these columns are the gross number of shares issued in the exercise transactions without deduction of any shares surrendered or withheld to satisfy the exercise price and/or tax withholding obligations related thereto. (See the narrative discussion above under the caption “Grants of Plan-Based Awards.”)

(2)
“Value Realized on Exercise” represents the difference between the exercise price of the shares acquired and the market price of such shares on the date of exercise, without regard to any related tax obligations.

(3)	The number of shares acquired on vesting of stock awards are the gross number of shares issued without deduction for any shares withheld to satisfy tax withholding obligations.

(4)
“Value Realized on Vesting” represents the market value of the shares acquired on the date of vesting, without regard to any related tax obligations. Market value was determined using the closing price per share of Common Stock on the vesting date.

(5)	These shares were exercised in December 2014 after Mr. Konar’s termination of employment.
Retirement Plans
The Company sponsors two tax-qualified retirement plans, the Pension Plan and the DC Plan (as defined on page 34 above), that cover certain employees meeting minimum age and service-based eligibility requirements. In general, to be eligible for the Pension Plan, employees must be at least 21 years old with at least one year of service with the Company (as defined in the Pension Plan) and a hire date prior to January 1, 2006. Those employees hired on or after January 1, 2006 are instead eligible to participate in the DC Plan. Ms. Lynch participates in the DC Plan, and the other NEOs participate in the Pension Plan. The NEOs are also eligible to participate in a voluntary 401(k) plan that includes a Company-matching contribution feature offered to all employees meeting age and service-based eligibility requirements.
Under the Pension Plan, a participant earns a benefit in an amount equal to a specified percentage of “Average Monthly Compensation” plus an additional specified percentage of “Average Monthly Compensation” above the monthly “Social Security Covered Compensation,” multiplied by the participant’s eligible years of service, up to a maximum of 30 years. “Average Monthly Compensation” is generally equal to the average of a participant’s highest monthly compensation over a 60-consecutive-month period during the 120-month period that ends three calendar months prior to a participant’s termination date. The “Social Security Covered Compensation” amount is determined from tables published by the Internal Revenue Service and changes each year. For 2014, the annual Social Security Covered Compensation used was $69,996. All participating NEOs are vested under the Pension Plan, as participants are vested after completing five years of service with the Company.
Under the DC Plan, the Company will make an annual contribution on behalf of a participant in an amount equal to the participant’s “Annual Compensation” multiplied by a specified contribution percentage based on the participant’s years of vesting service with the Company (as defined in the DC Plan). Ms. Lynch is vested under the DC Plan, as participants are vested after completing three years of service with the Company.
Compensation covered by both the Pension Plan and DC Plan includes the participant’s base salary and annual bonus. The normal retirement age under the qualified retirement plans is age 65. The normal form of distribution under the Pension Plan is a life annuity for a single retiree, or a joint and fifty percent survivor annuity for a married retiree. Other forms of annuity are available to participants, but all forms of payment are actuarially equivalent in value. The normal form of distribution under the DC Plan is a lump-sum payout.
Messrs. Southwell and Renwick are currently eligible for early retirement under the Pension Plan. A participant is eligible for early retirement benefits upon attaining age 55 with five years of service to the Company. The early retirement benefit payable to a participant under the Pension Plan is the retirement benefit that would have been payable at the normal retirement age of 65 actuarially reduced to give effect to the participant’s age at the time of early retirement.
The SERP and DC SERP (as defined on page 34 above) were established to provide benefits to certain individuals in excess of the limitations imposed on the Pension Plan and DC Plan, respectively, under the Internal Revenue Code. The SERP or DC SERP benefit is computed using the same formula used for the respective tax-qualified retirement plan, without regard to the limits imposed under the Internal Revenue Code. An employee who earns compensation over the qualified plan limitation may be eligible to participate in the SERP or DC SERP by designation of the Board of Directors. For 2014, compensation to determine the benefit under the Pension Plan and the DC Plan was limited to $260,000.
The following table shows the years of credited service and the present values of the accumulated benefits under the Pension Plan and SERP for each participating NEO. Ms. Lynch participates in the DC Plan and DC SERP rather than the Pension Plan and SERP.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Donald G. Southwell	Pension Plan	18	875,992	—
	SERP	18	4,348,820	—
Frank J. Sodaro	Pension Plan	18	446,784	—
	SERP	18	230,716	—
Scott Renwick	Pension Plan	23	1,104,767	—
	SERP	23	2,302,602	—
John M. Boschelli	Pension Plan	17	412,526	—
	SERP	17	310,426	—
Denise I. Lynch	Pension Plan	—	—	—
	SERP	—	—	—
Edward J. Konar	Pension Plan	23	893,620	—
	SERP	23	1,081,220	—

(1)
As a participant’s initial year of service as an employee is not used to determine credited service under the Pension Plan and SERP, the numbers shown differ from each participant’s actual years of service by one year. For Mr. Boschelli, the number shown also differs from his actual years of service by an additional six years because of a lump-sum payout of accrued benefits that he received in connection with a break in his service with the Company in 1997. For Mr. Konar, the number shown differs from his actual years of service by two years because employees of the holding company/corporate office were not eligible for the Pension Plan until 1992.

(2)
These accumulated benefit values are based on the years of credited service shown and the Average Monthly Compensation as of December 31, 2014, as described above in the narrative about the Pension Plan preceding this table. These present value amounts were determined on the assumption that the NEOs (other than Mr. Konar) have been or will remain in service until age 65, the age at which retirement may occur under the Pension Plan and SERP without any reduction in benefits, using the same measurement date, discount rate and actuarial assumptions described in Note 15 to the consolidated financial statements included in the Company’s 2014 Annual Report on Form 10-K. The discount rate assumption was 4.10% for 2014 and the mortality assumptions were based on the RP-2014 Healthy Annuitant Tables for Males Projected to 2040.

Nonqualified Deferred Compensation
Deferred Compensation Plan. The Deferred Compensation Plan was established to allow certain executives that are designated by the Board of Directors, as well as the non-employee members of the Board of Directors, to elect to defer a portion of their current year compensation to a future period. The Deferred Compensation Plan is unfunded and exempt from certain provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company does not fund or make profit-sharing or matching contributions under the Deferred Compensation Plan, and participants have an unsecured contractual commitment by the Company to pay the amounts deferred, adjusted to recognize earnings or losses determined in accordance with their elections under the plan.
To participate in the Deferred Compensation Plan, an eligible individual must make an annual irrevocable election. The form and timing of the distribution of deferrals made during a particular year is chosen when a participant elects to participate for that year and generally cannot be altered or revoked. The distribution for a particular year may be in the form of annual or quarterly installments payable up to a maximum of ten years or a single lump-sum payment. All payments begin on January 1 of the year chosen by the participant when the election is made. A participant may elect to defer up to 60% of his or her regular annual base salary and up to 85% of each award earned under any annual or multi-year incentive plan award or annual discretionary bonus regardless of amount. Withdrawals are not permitted under the Deferred Compensation Plan other than regularly scheduled distributions or upon Death or Disability if so chosen by the participant at the time of the annual election.

Each participant’s bookkeeping account is deemed to be invested in the hypothetical investment choice(s) selected by the participant from the choices made available by the Company. Investment choices may be changed by participants on a quarterly basis. Generally, the hypothetical investment alternatives offered by the Company include a range of retail mutual funds selected by the Plan Administrator, which is the Compensation Committee of the Company’s Board of Directors. Investment choices selected by a participant are used only to determine the value of the participant’s account. The Company is not required to follow these investment selections in making actual investments of amounts deferred under the plan.
As employees designated by the Board of Directors, the NEOs are eligible to elect deferral of their cash salary and bonus under the Deferred Compensation Plan. Mr. Konar is the only NEO participant in the Deferred Compensation Plan, and he did not elect to defer any 2014 compensation under the plan. The fund selected for hypothetical investments in 2014 that would apply to Mr. Konar’s balance under the Deferred Compensation Plan from prior deferrals (and the 2014 annual gain on investment) was the Pimco Total Return Fund (1.31%).
DC SERP. The DC SERP is discussed above in the narrative captioned “Retirement Plans” beginning on page 41. Ms. Lynch is the only NEO participant in the DC SERP.
The following table shows the aggregate earnings in 2014 and the balances as of December 31, 2014 for Mr. Konar under the Deferred Compensation Plan and Ms. Lynch under the DC SERP. The other NEOs did not participate in either plan.

NONQUALIFIED DEFERRED COMPENSATION

Name	Plan Name	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(1)
Donald G. Southwell	Deferred Compensation Plan	—	—	—
	DC SERP	—	—	—
Frank J. Sodaro	Deferred Compensation Plan	—	—	—
	DC SERP	—	—	—
Scott Renwick	Deferred Compensation Plan	—	—	—
	DC SERP	—	—	—
John M. Boschelli	Deferred Compensation Plan	—	—	—
	DC SERP	—	—	—
Denise I. Lynch	Deferred Compensation Plan	—	—	—
	DC SERP	427	—	10,330
Edward J. Konar	Deferred Compensation Plan	1,288	—	28,778
	DC SERP	—	—	—

(1)
The amounts shown in this column represent the balance for Ms. Lynch in the DC SERP and for Mr. Konar in the Deferred Compensation Plan, and are based on prior deferrals plus earnings or losses accrued through December 31, 2014.

Potential Payments Upon Termination or Change in Control
The following narrative describes the applicable terms of the agreements or plans that would provide benefits to the NEOs if their employment had been terminated on December 31, 2014. The table below shows benefits that would have been payable to the NEOs other than Mr. Konar as a direct result of either a change in control of the Company or the death or disability of the individual officer, had such an event occurred on December 31, 2014. The amounts shown in the table would have been payable pursuant to individual severance agreements (“Severance Agreements”) between the NEOs and the Company in connection with a “change in control” of the Company, as described below, or individual grant agreements executed with the Company in connection with cash bonus, stock option and/or restricted stock/RSU awards they received.
None of the NEOs shown in the table below is a party to any other agreement with the Company that would entitle him or her to receive any severance payments or other termination benefits from the Company. Mr. Konar is not included in the table below because his employment with Company terminated before December 31, 2014 and the amounts he received in connection with his termination are specified in footnote 6 to the Summary Compensation Table on page 36.

Retirement Plans
In addition to the amounts shown in the table below, the NEOs would have been entitled to receive benefits to which they have vested rights upon retirement under the Pension Plan and SERP (or DC Plan and DC SERP), as described and/or quantified above under the caption Retirement Plans and in the Pension Benefits table, and benefits that are generally available to employees of the

Company and do not discriminate in scope, terms or operation in favor of executive officers. These include benefits payable: (i) upon termination of employment, such as payments of 401(k) Plan distributions and accrued paid time off; and (ii) upon death or disability, under life, business travel or long-term disability insurance. In addition, any NEOs who had participated in the Deferred Compensation Plan might have been entitled to receive distributions in accordance with his previously chosen elections under the plan, as described above under the caption Nonqualified Deferred Compensation.
In the case of Messrs. Southwell or Renwick, a voluntary early retirement election effective December 31, 2014 would have entitled him to receive vested benefits under the Pension Plan and SERP, actuarially reduced to give effect to his age on such date. The specific retirement benefit amounts that would have been paid would have been determined in accordance with the form of distribution elected by such individual and based on the present values shown above in the Pension Benefits table. Mr. Sodaro, Mr. Boschelli and Ms. Lynch had not reached early retirement age as of December 31, 2014 and so would not have been eligible to begin receiving retirement benefits as of December 31, 2014.
Severance Agreements
The Company has entered into Severance Agreements with the NEOs that would provide them with various severance benefits in the event their employment terminates under certain circumstances within two years after a “change in control.” Such benefits are also payable to such officers in the event their employment is involuntarily terminated (other than for cause, disability or death) or voluntarily terminated with “good reason,” in either case in anticipation of a change in control. Under the Severance Agreements, a “change in control” is deemed to occur if any person (excluding certain defined persons) is or becomes, directly or indirectly, the beneficial owner of 25% or more of the voting power of the Common Stock, or the individuals who comprised the Company’s Board of Directors on the date of the Severance Agreement, or any of the individuals they nominate, cease to comprise a majority of the Board, or if, under the circumstances specified in the Severance Agreements, a merger or consolidation of the Company or sale of substantially all of the Company’s assets is consummated or a liquidation or dissolution plan is approved by the Company’s shareholders.
If applicable, each NEO would be entitled under the Severance Agreements to: (i) a lump-sum severance payment based on a multiple of three (for Mr. Southwell) or two (for the other NEOs) of such officer’s annualized salary; (ii) continuation for up to three years (in the case of Mr. Southwell) or two years (for the other NEOs) of the life and health insurance benefits that were being provided by the Company to such officer and his or her family immediately prior to termination; and (iii) outplacement services at the Company’s expense for up to fifty-two weeks.
Performance Incentive Plan Awards
Had there been a change in control of the Company (as defined under the applicable award agreements) as of December 31, 2014, the applicable performance period for any outstanding Annual PIP Award or Multi-Year PIP Award would have ended on such date. The amount of the payout due under each such award would have been the greater of the payout due: (a) based on the actual results for the revised performance period relative to the applicable performance goal(s) for the award; or (b) at the target performance level for the award for the revised performance period.

If the employment of one of the NEOs had terminated as of December 31, 2014 due to death or disability, the applicable performance period for any outstanding Annual PIP Award or Multi-Year PIP Award would have ended on such date. The amount of the payout due under each such award would have been the amount due at the target performance level for such award for the revised performance period.
If the employment of one of the NEOs had terminated as of December 31, 2014 and, as of such date, such officer was Retirement Eligible, the determination of any payouts under any outstanding Annual PIP Award or Multi-Year PIP Award would have been based on the actual performance results determined at the end of the original performance period for the award, but the amount due would have been prorated based on the ratio of the number of months that such officer was employed during the performance period to the total number months in the performance period. The amount due would have been paid at the same time as the payouts under the respective Annual and Multi-Year PIP Awards to active plan participants.
If the employment of an NEO had terminated as of December 31, 2014 for any other reason, any outstanding Multi-Year PIP Award would have been forfeited on the termination date.
Equity-Based Awards
Stock Option Awards
If the employment of an NEO had terminated as of December 31, 2014 due to death or disability or due to a change in control of the Company, any outstanding unvested stock option would have vested on the termination date. If the employment of an NEO had terminated as of December 31, 2014 and, as of such date, such officer was Retirement Eligible, any outstanding unvested stock option would remain outstanding and continue to vest in accordance with the original vesting terms. If the employment of an NEO had terminated as of December 31, 2014 for any other reason, such outstanding unvested stock option awards would have been forfeited on the termination date.

Time-Based Restricted Stock/RSU Awards
If the employment of an NEO had terminated as of December 31, 2014 due to death or disability or due to a change in control of the Company, any outstanding unvested time-based restricted stock/RSU awards would have vested on the termination date. If the employment of an NEO had terminated as of December 31, 2014 and, as of such date, such officer was Retirement Eligible, any outstanding unvested time-based restricted stock/RSU awards would remain outstanding and continue to vest in accordance with the original vesting terms. If the employment of an NEO had terminated as of December 31, 2014 for any other reason, such outstanding unvested time-based restricted stock/RSU awards would have been forfeited on the termination date.
Performance-Based Restricted Stock/RSU Awards
If the employment of an NEO had terminated as of December 31, 2014 due to death or disability or due to a change in control of the Company, the performance period for any outstanding performance-based restricted stock/RSU awards held by such officer would have ended on the termination date. The shares granted under each award would have vested in an amount equal to the number of shares that would vest at the target performance level, reduced pro-rata based on the ratio of the number of months in the revised performance period to the total number months in the original performance period.
If the employment of an NEO had terminated as of December 31, 2014 and, as of such date, such officer was Retirement Eligible, any outstanding performance-based restricted stock/RSU awards would remain outstanding until the end of the original performance period and then vest or be forfeited as determined based on actual performance results, but in an amount equal to a pro-rata portion of the number of shares that would vest at the target performance level, based on the ratio of the number of months that such officer was employed during the performance period to the total number months in the performance period. If, as of such termination date, such officer was not Retirement Eligible, any outstanding unvested performance-based restricted stock/RSU awards would have been forfeited on the termination date.

The following table sets forth information concerning payments and benefits that would have become payable to the NEOs other than Mr. Konar in connection with the termination of their employment as of December 31, 2014 resulting from a change in control of the Company or the death or disability of the individual officer.

POTENTIAL PAYMENTS UPON TERMINATION
FROM A CHANGE IN CONTROL OR DEATH/DISABILITY AT DECEMBER 31, 2014

	Donald G. Southwell ($)	Frank J. Sodaro ($)	Scott Renwick ($)	John M. Boschelli ($)	Denise I. Lynch ($)
Change In Control
Lump-Sum Severance Payments(1)	3,000,000	850,000	1,160,000	770,000	930,000
Accelerated Stock Options(2)	233,200	—	51,013	29,150	50,375
Accelerated Time-Based Restricted Stock/RSUs(2)	—	40,624	—	—	—
Accelerated Performance-Based Restricted Stock/RSUs(2)(3)	1,226,400	156,707	279,347	177,147	286,160
Annual PIP Awards(4)	30,424	30,424	74,343	—	172,500
Multi-Year PIP Awards(5)	963,000	147,647	343,578	200,389	461,667
Life Insurance Continuation Premium(6)	59,556	17,096	39,704	16,455	18,672
Health Insurance Continuation Premium(6)	28,068	30,378	18,028	30,378	30,378
Outplacement Services(6)	14,400	14,400	14,400	14,400	14,400
280 G Reduction of Benefits(7)	—	(470,488)	—	—	—
Total	5,555,048	816,788	1,980,413	1,237,919	1,964,152
Death or Disability
Accelerated Stock Options(8)	233,200	—	51,013	29,150	50,375
Accelerated Time-Based Restricted Stock/RSUs(8)	—	40,624	—	—	—
Accelerated Performance-Based Restricted Stock/RSUs(3)(8)	1,226,400	156,707	279,347	177,147	286,160
Annual PIP Awards(4)	30,424	30,424	74,343	—	172,500
Multi-Year PIP Awards(5)	963,000	147,647	343,578	200,389	461,667
Total	2,453,024	375,402	748,281	406,686	970,702
(1)    The amounts shown represent severance payable under the Severance Agreements.

(2)
The amounts shown assume that the Board of Directors elected to accelerate the vesting of outstanding stock options and restricted stock/RSU shares as of December 31, 2014. The amounts shown represent the value of the stock options and restricted stock/RSUs that would have been subject to accelerated vesting as of December 31, 2014. The total numbers and market values of unvested restricted stock/RSU awards and of shares subject to unvested stock options, and the exercise prices thereof, are set forth in the Outstanding Equity Awards at 2014 Fiscal Year-End table. The accelerated stock option and restricted stock/RSU values shown were calculated using the closing price of $36.11 per share of Common Stock on December 31, 2014.

(3)
For the three-year performance period ending on December 31, 2014, the value included in the table represents 100% of a payout at the target performance level. For the three-year performance period ending on December 31, 2015, the value included in the table represents two-thirds of a payout at the target performance level. For the three-year performance period ending on December 31, 2016, the value included in the table represents one-third of a payout at the target performance level.

(4)
The amounts shown represent estimated values of payouts under the 2014 Annual PIP Awards resulting from a hypothetical termination event as of December 31, 2014. The amount of the payout would have been the greater of the payout due based on the actual performance results or at the target performance level. For the NEOs other than Mr. Boschelli, the payout due based on actual performance results was lower than the payout at the target performance level. Accordingly, the excess of the payout at the target performance level over the payout due based on actual performance results is included in the table for such NEOs. For Mr. Boschelli, the payout due based on actual performance results exceeded the payout at the target performance level, entitling him to receive the payout whether there was or was not a termination event on December 31, 2014. Accordingly, no additional payout is included in the table for Mr. Boschelli. The processes for determining Annual PIP Award payouts under possible termination events are described in the narrative preceding this table.

(5)
The amounts shown represent estimated values of payouts under the 2012, 2013 and 2014 Multi-Year PIP Awards resulting from a hypothetical termination event as of December 31, 2014. The amount of the payout for each award would have been the greater of the payout due based on the actual performance results or at the target performance level. For all NEOs, the payout under the 2012 Multi-Year PIP Awards based on actual performance results was lower than the payout at the target performance level. Accordingly, the excess of the payout at the target performance level over the payout due based on actual performance results is included in the table. For all NEOs, the amounts included in the table for the 2013 and 2014 Multi-Year PIP Awards represent, respectively, two-thirds of an estimated payout at the target performance level for the three-year performance period ending on December 31, 2014 and one-third of an estimated payout at the target performance level for the three-year performance period ending on December 31, 2015. The processes for determining Multi-Year PIP Award payouts under possible termination events are described in the narrative preceding this table.

(6)
The amounts shown are the estimated costs to the Company to provide continuation of life and health insurance benefits for up to three years (in the case of Mr. Southwell) or two years (for the other NEOs) and outplacement services for fifty-two weeks pursuant to the Severance Agreements.

(7)
The amount shown is a reduction in the amount of the payment to Mr. Sodaro estimated to result from a hypothetical change in control as of December 31, 2014 pursuant to a provision in each Severance Agreement that would require such reduction to ensure that the payment would not be subject to excise taxes under Sections 4999 and 280G of the Internal Revenue Code. This estimate was determined using safe harbors contained in regulations to Section 280G; however, the determination of whether the actual payment would be subject to Sections 4999 and 280G of the Internal Revenue Code would have been based on the specific facts of the actual transaction resulting in a change of control.

(8)
The amounts shown represent the value of the stock options and restricted stock/RSUs that would have been subject to accelerated vesting as of December 31, 2014. The accelerated stock options and restricted stock/RSU values shown were calculated using the closing price of $36.11 per share of Common Stock on December 31, 2014. Acceleration of the vesting of stock options awarded on or after February 1, 2005 (including restorative options granted in connection with the exercise thereof), and of the vesting of all restricted stock, would occur automatically upon the death or disability of the restricted stockholder pursuant to the terms of the applicable plans and grant agreements. Vesting of stock options granted to NEOs as original awards prior to February 1, 2005 (and restorative options granted in connection with the exercise thereof), would not accelerate on the death or disability of the option holder under the terms of the applicable plans and grant agreements. The total numbers and market values of shares subject to unvested stock options, and the exercise prices thereof, and of unvested restricted stock/RSU awards are set forth in the Outstanding Equity Awards at 2014 Fiscal Year-End table on page 38.

Proposal 3: Ratification of the Amendment to the Company’s Bylaws to Include an Exclusive Forum Provision

Overview and Reason for Proposal

On August 6, 2014, the Board of Directors approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to add an exclusive forum provision for intra-corporate disputes (meaning disputes between or among the Company and its its officers, directors and shareholders) as a new Article IX (the “Amendment”). Shareholders are being asked to ratify the Amendment.

The Amendment provides that, unless the Company consents in writing to the selection of an alternative forum, the Delaware Court of Chancery (or, in certain cases, another state or federal court located within the State of Delaware) will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any Company director, officer or other employee to the Company or the Company’s shareholders; (iii) any action asserting a claim against the Company or any Company director, officer or other employee arising pursuant to any provision of the Delaware General Corporation Law, or the Company’s Certificate of Incorporation or Bylaws; or (iv) any action asserting a claim against the Company or any Company director, officer or other employee governed by the internal affairs doctrine, which doctrine generally requires that disputes regarding a corporation’s internal affairs be governed by the laws of the corporation’s state of incorporation. The full text of the Amendment, which is incorporated herein by reference, is set forth in Appendix B to this Proxy Statement.

The Board believes that the Company and its shareholders will benefit from having intra-corporate disputes litigated in Delaware, where the Company is incorporated and whose law governs such disputes. The Amendment addresses plaintiff forum shopping and the related, well-documented phenomenon of plaintiffs’ attorneys filing parallel lawsuits in multiple jurisdictions, primarily to obtain additional attorneys’ fees. The Board approved the Amendment as a good governance measure in light of the incidence of such frivolous “strike” suits and multi-forum litigation.
In determining whether to adopt the Amendment, the Board considered a number of factors, including the following:

•	Delaware’s highly-regarded and experienced judiciary, which has considerable expertise in dealing with corporate law issues;

•
Delaware’s specialized court system that allows for adjudication of corporate law questions with streamlined procedures and processes that help provide consistent, prompt resolutions that can limit the time, cost and uncertainty of litigation for all parties;

•	the substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance;

•	the high incidence of multi-forum litigation that typically settles for additional attorneys’ fees, but without economic benefit to shareholders;

•	the benefit of having the Board deliberate on whether to adopt an exclusive forum provision on a “clear day” rather than in response to actual or threatened litigation; and

•	that an exclusive forum bylaw addresses where a shareholder may bring an action, without affecting whether a shareholder may bring a claim or the remedies available to the shareholder.

The Board believes that the Amendment will reduce the risk of the Company’s involvement in duplicative litigation with the associated duplication of litigation expenses, the potential for inconsistent outcomes of cases brought in multiple forums and the possibility that courts in other states will misconstrue Delaware law. The Board believes that, by ensuring that lawsuits relating to intra-corporate disputes are heard in a state or federal court located in Delaware, an exclusive forum provision furthers the Company’s goal of fair, predictable and cost-effective outcomes. The Amendment also gives the Board the discretion to consent to an alternative forum when appropriate under specific facts and circumstances.

The Board is aware that certain proxy advisors, and some institutional investors, have policies that do not support exclusive forum provisions unless the company proposing such a provision can show that it already has suffered material harm as a result of multiple shareholder suits filed in different jurisdictions regarding the same matter. However, the Board believes it is in the best interest of the Company and its shareholders to take preventive measures against the potential harm from such litigation tactics. Based on existing case law enforcing exclusive forum provisions in a number of states, including our headquarters state of Illinois, the Board believes that it is unlikely that a court in a state other than Delaware would not be willing to enforce the Amendment, but there can be no assurances in that regard.

Required Vote
The Amendment was approved and adopted by the Board of Directors on August 6, 2014, and shareholder approval of the exclusive forum provision is not required by Delaware law or the Company’s Bylaws or Certificate of Incorporation. Nevertheless, the Board considers the exclusive forum provision an important issue and so is asking the Company’s shareholders to ratify the Amendment. If the proposal for ratification is not approved by shareholders, the Board intends to rescind the Amendment.

The proposal to ratify the Amendment requires that the number of shares of Common Stock voted in favor of the matter exceed the number of shares of Common Stock voted against the matter, provided a quorum has been established. Abstentions will have no effect since they will not count as votes cast, and broker non-votes will have no effect since these votes will not be considered entitled to vote for this purpose.
Recommendation of the Board of Directors
The Board of Directors Recommends that You Vote “For” Proposal 3.

Incorporation by Reference
Notwithstanding any general statement to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement into such filings, the Audit Committee Report and the Compensation Committee Report contained in this Proxy Statement are not to be incorporated by reference into any such filings, nor are they to be deemed soliciting material or deemed to be filed under such Acts.
**********
This Proxy Statement and the form of proxy are being mailed and delivered to the Company’s shareholders by the authority of the Board of Directors.

C. Thomas Evans, Jr.
Secretary

APPENDIX A

Supplement to Compensation Discussion and Analysis

The information in this Appendix supplements the disclosures in the Compensation Discussion and Analysis section of the Company’s Proxy Statement under the heading “Performance Incentive Plan,” beginning on page 27.
The following tables provide additional information about the Company Performance Criteria for the 2014 PIP Award payouts to the NEOs that are discussed in the above-referenced section of the Company’s Proxy Statement.

2014 Annual PIP Awards

Company Performance Criteria under 2014 Annual PIP Awards to Messrs. Southwell, Sodaro and Renwick:
Performance Criteria	Definition of Key Terms
Annual Kemper Consolidated Earned Premium Revenue Growth (weighted 20%)	Annual Kemper Earned Premium Revenue Growth is defined as the percentage change in consolidated Earned Premium Revenues in 2014 from such revenues in 2013.
Annual Kemper Consolidated Operating Profit Margin (weighted 80%)
Annual Kemper Operating Profit Margin is defined as (i) Consolidated Net Operating Income, a non-GAAP financial measure as reported, defined and reconciled to GAAP in the Company’s Annual Report on Form 10-K, and as further adjusted for a Catastrophe Loss Collar as described below divided by (ii) Earned Premium Revenues.

The Catastrophe Loss Collar shall be computed as follows:

(i) If Catastrophe Losses and Loss Adjustment Expenses (“LAE”) (including Catastrophe reserve development) reported by the Property & Casualty Insurance segment (“Reported Catastrophe Losses and LAE”) are greater than 1.5 times the planned catastrophe losses and LAE for the Property & Casualty Insurance segment (“Maximum Catastrophe Losses and LAE”), Consolidated Net Operating Income shall be increased by an amount equal to the difference between the Reported Catastrophe Losses and LAE and the Maximum Catastrophe Losses and LAE;

(ii) If Reported Catastrophe Losses and LAE are less than 0.5 times the planned catastrophe losses and LAE for the Property & Casualty Insurance segment (“Minimum Catastrophe Losses and LAE”), Consolidated Net Operating Income shall be reduced by an amount equal to the difference between the Minimum Catastrophe Losses and LAE and the Reported Catastrophe Losses and LAE; or

(iii) If Reported Catastrophe Losses and LAE are less than the Maximum Catastrophe Losses and LAE and greater than the Minimum Catastrophe Loss and LAE, no adjustment shall be made to Consolidated Net Operating Income.

Company Performance Criteria under 2014 Annual PIP Award to Mr. Boschelli:
Performance Criteria	Definition of Key Terms
Annual Excess Return from Corporate Investments (weighted 20%).
Annual Excess Return from Corporate Investments is determined by comparing the actual “Kemper 12 Month Total Investment Return” performance of Kemper’s Investment Portfolio to the results of a “Weighted Average Peer Return” (“WAPR”) for the Performance Period. Excess Return is expressed in basis points.

Annual Excess Return from Pension Investments (weighted 5%).
Annual Excess Return from Pension Investments is determined by comparing the actual “Kemper 12 Month Total Pension Return” for Kemper’s Pension Portfolio to the “Strategic Portfolio Return for Pension Investments” benchmark for the Performance Period. Excess Return is expressed in basis points.

Annual Pre-Tax Equivalent Net Investment Income Yield (weighted 50%).
Annual Pre-Tax Equivalent Net Investment Income Yield shall be computed by dividing:

(i) Pre-Tax Equivalent Net Investment Income by

(ii) the average of Total Investments at the beginning of the Performance Period and Total Investments at the end of the Performance Period.

Pre-Tax Equivalent Net Investment Income shall be computed by dividing:

(i) Net Investment Income on an after-tax basis taking into
consideration tax deductions for tax-preferenced net investment income by

(ii) the sum of 100% minus Kemper's federal income tax rate.

Annual Kemper Consolidated Earned Premium Revenue Growth (20%); and Annual Kemper Consolidated Operating Profit Margin (80%) (collectively weighted 25%).	See Definition of Key Terms under 2014 Annual PIP Awards to Messrs. Southwell, Sodaro and Renwick on page A-1.

Company Performance Criteria and Target Multiplier under 2014 Annual PIP Award to Ms. Lynch:
Performance Criteria	Definition of Key Terms
Annual Consolidated Earned Premium Revenue Growth for the Kemper P&C Group (weighted 20%)
Annual Consolidated Earned Premium Revenue Growth for the Kemper P&C Group is defined as the percentage change in Consolidated Earned Premium Revenues in 2014 from such revenues in 2013 for the Kemper P&C Group.

Annual GAAP Combined Ratio for the Kemper P&C Group (weighted 80%)
Annual GAAP Combined Ratio for the Kemper P&C Group shall be computed by dividing the sum of Total Losses & LAE, as adjusted for a Catastrophe Loss Collar, and Total Underwriting Expenses for the Property & Casualty Insurance segment by Earned Premium Revenues for the Property & Casualty Insurance segment.

The Catastrophe Loss Collar shall be computed as follows:

(i) If Reported Catastrophe Losses and LAE are greater than the Maximum Catastrophe Losses and LAE, Total Losses and LAE for the Property & Casualty Insurance segment Income shall be decreased by an amount equal to the difference between the Reported Catastrophe Losses and LAE and the Maximum Catastrophe Losses and LAE;

(ii) If Reported Catastrophe Losses and LAE are less than the Minimum Catastrophe Losses and LAE, Total Losses and LAE for the Property & Casualty Insurance segment shall be increased by an amount equal to the difference between the Minimum Catastrophe Losses and LAE and the Reported Catastrophe Losses and LAE; or

(iii) If Reported Catastrophe Losses and LAE are less than the Maximum Catastrophe Losses and LAE and greater than the Minimum Catastrophe Loss and LAE, no adjustment shall be made to Total Losses and LAE for the Property & Casualty Insurance segment.

2014 Multi-Year PIP Awards

Company Performance Criteria under 2014 Multi-Year PIP Awards to Messrs. Southwell, Sodaro, and Renwick:
The Performance Criteria are the three-year average of Kemper’s consolidated (1) Revenue Growth (weighted 20%); and (2) Return on Equity (weighted 80%), as defined below. The Performance Criteria are subject to the Catastrophe Loss Collar (as defined on Page A-1, but with Net Income substituted for Consolidated Net Operating Income where such term is used).

Revenue Growth is defined as the three-year compound annual growth rate, calculated as [(A/B)^(1/3)-1], where A = Total Revenues excluding Net Realized Investment Gains (Losses) on Sales of Investments and Net Impairment Losses Recognized in Earnings as reported in the Company’s 2016 Annual Report on Form 10-K and B = Total Revenues excluding Net Realized Investment Gains (Losses) on Sales of Investments and Net Impairment Losses Recognized in Earnings as reported in the Company’s 2013 Annual Report.
Return on Equity is defined as the return on average shareholders’ equity, which shall be computed by dividing the sum of GAAP Net Income, subject to the Catastrophe Loss Collar, as reported in the Company’s Annual Reports for each of the three years in the Performance Period by the sum of the Average Shareholders’ Equity for each of the three years.
Average Shareholders’ Equity is defined as the simple average of Total Shareholders’ Equity as reported in the Company’s Annual Reports for the beginning and end of year for each year.

Definitions of Company Performance Criteria under 2014 Multi-Year PIP Award for Mr. Boschelli:
The Target Multiplier applicable to the 2014 Multi-Year PIP Award to Mr. Boschelli will be determined by computing a weighted average of the Target Multipliers derived for the following four performance criteria for the Performance Period ending December 31, 2016:

Performance Criterion 1
3-Year Excess Return from Corporate Investments (v. WAPR) (weighted 20%). This is determined by comparing the 3-year Kemper Total Investment Return to the 3-year WAPR. A simple average is calculated of the return for each year in the Performance Period.

Performance Criterion 2
3-Year Excess Return from Pension Investments (v. Benchmark) (weighted 5%). This is determined by comparing the 3-year Kemper Total Pension Return for Kemper’s Pension Portfolio to the 3-Year Strategic Portfolio Return for the Performance Period. A simple average is calculated of the return for each year in the Performance Period.

Performance Criterion 3
3-Year Pre-Tax Equivalent Net Investment Income Yield (weighted 50%). All aspects of the calculation for the Pre-Tax Equivalent Net Investment Income Yield, for the Multi-Year PIP Award would follow the same method as that of the Annual PIP Award for the 3-year Performance Period.

Performance Criterion 4
3-Year Kemper Consolidated Revenue Growth (20%) and Return on Equity (80%) (collectively weighted 25%). See definitions of key performance criteria under 2014 Multi-Year PIP Awards for Messrs. Southwell, Sodaro and Renwick.

Definitions of Company Performance Criteria under 2014 Multi-Year PIP Award for Ms. Lynch:
The Company Performance Criteria for the Kemper P&C Group are Earned Premium Revenue Growth (weighted 20%) and Return on Allocated Equity (weighted 80%), as defined below, and calculated on a consolidated basis for the Kemper P&C Group, as described below.

Premium Revenue Growth is defined as the three-year compound annual growth rate, calculated as [(A/B)^(1/3)-1], where A = Total Earned Premiums as reported in the December 2016 Management Reports and B = Total Earned Premiums reported in the December 2013 Management Reports.

Return on Allocated Equity is defined as the simple average of the three annual Returns on Allocated Equity, which shall be computed by dividing the sum of Net Operating Income for the Property & Casualty Insurance segment as reported in the Company’s Annual Reports, as adjusted for a Catastrophe Loss Collar, for each of the three years in the Performance Period by the sum of the Average Allocated Equity for the Property & Casualty Insurance segment for each of the three years. For the numerator and denominator of this calculation, Reported Catastrophe Losses and LAE for each year shall not exceed 1.5 times or be less than 0.5 times the planned catastrophe losses and LAE for the Property & Casualty Insurance segment for such year.

Average Allocated Equity is defined as the simple average of total Allocated Equity as determined for the beginning and end of year for each year in the Performance Period, wherein Allocated Equity is defined as the amount of equity determined to be attributable to a given Company reporting unit or segment using the Allocated Equity Model.

Allocated Equity Model is defined as the risk-based method developed to allocate equity to the Company’s reporting units or segments. The risk-adjusted share of all investments and the associated tax balances are allocated using AM Best’s Capital Adequacy Ratio (“BCAR”) and internally developed risk capital measures. This method achieves the goal of fully allocating investment capital and net investment income to the operating business segments with the exception of any excess based on a BCAR % above target levels.

Adjustments to Net Operating Income:
A Catastrophe Loss Collar shall be used to adjust Net Operating Income for the Property & Casualty Insurance segment for each year in the performance period in a manner similar to the method used to adjust the 2014 Annual PIP awards for Messrs. Southwell, Sodaro and Renwick.

APPENDIX B

ARTICLE IX. - FORUM FOR ADJUDICATION OF CERTAIN DISPUTES
(a) Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for:
(i) any derivative action or proceeding brought on behalf of the corporation,
(ii) any action asserting a claim of breach of a fiduciary duty owed to the corporation or the corporation’s stockholders by any director, officer or other employee of the corporation,
(iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the Delaware General Corporation Law, the corporation’s certificate of incorporation or these Bylaws (as either may be amended from time to time), or
(iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. Any person or entity owning, purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of, and to have consented to, the provisions of this Article IX.
(b) If any action, the subject matter of which is within the scope of paragraph (a) above, is filed in a court other than the Court of Chancery of the State of Delaware, another court of the State of Delaware or the federal district court for the District of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to:
(i) the personal jurisdiction of the Court of Chancery of the State of Delaware, the other courts of the State of Delaware and the federal district court for the District of Delaware in connection with any action brought in any such court to enforce paragraph (a) above (an “Enforcement Action”), and
(ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

B-1

Kemper Corporation
Notice of 2015 Annual Meeting and Proxy Statement
kemper.com

KEMPER

KEMPER CORPORATION
ONE E. WACKER DRIVE
10TH FLOOR
CHICAGO, IL 60601

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 10:59 P.M. Central Time on May 5, 2015. Voting of all 401(k) Plan shares must be completed by 1:00 A.M. Central Time on May 4, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time on May 5, 2015. Voting of all 401(k) Plan shares must be completed by 1:00 A.M. Central Time on May 4, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
01 James E. Annable	☐	☐	☐
02 George N. Cochran	☐	☐	☐
03 Kathleen M. Cronin	☐	☐	☐
04 Douglas G. Geoga	☐	☐	☐
05 Robert J. Joyce	☐	☐	☐
06 Christopher B. Sarofim	☐	☐	☐
07 Donald G. Southwell	☐	☐	☐
08 David P. Storch	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Advisory vote on ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accountant for 2015.	☐	☐	☐
3. Vote on ratification of the amendment to the Company's Bylaws to include an executive forum provision.	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion on other business as may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, custodian, or corporate officer, please give full title as such. Joint owners must each sign.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000228543_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

KEMPER CORPORATION
Annual Meeting of Shareholders
May 6, 2015 8:00 A.M. Central Time
This proxy is solicited by the Board of Directors

The undersigned appoints Donald G. Southwell and C. Thomas Evans, Jr. as proxies, each with the power of substitution, to vote all shares of KEMPER CORPORATION common stock of the undersigned held as of March 9, 2015, at the Annual Meeting of Shareholders to be held at 8:00 A.M., Central Time on May 6, 2015, at The Kemper Building, One East Wacker Drive, 20th Floor, Chicago, IL 60601, and any adjournment or postponement thereof, upon matters set forth on the reverse side of this card. This proxy card also constitutes confidential voting instructions for all shares, if any, credited to the account of the undersigned in the Kemper Corporation 401(k) Savings Plan (the Plan) to Wells Fargo Bank, N.A. as Trustee for the Plan. Voting instructions for Plan shares must be received by 1:00 A.M. Central Time on May 4, 2015.

This proxy, when properly executed and timely returned, will be voted as instructed herein by the undersigned shareholder. If returned without voting instructions for any of the proposals, this proxy will be voted FOR such proposals. However, any 401(k) Plan shares covered by any such proxy will instead be voted by the Plan trustee in proportion to all properly voted Plan shares, in accordance with the Plan document.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000228543_2 R1.0.0.51160

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 06, 2015

KEMPER CORPORATION

KEMPER

KEMPER CORPORATION
ONE E. WACKER DRIVE
10TH FLOOR
CHICAGO, IL 60601

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
12
15

0000228542_1 R1.0.0.51160

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 09, 2015
Date: May 06, 2015 **Time:** 8:00 AM CDT
Location: The Kemper Building
One East Wacker Drive
20th Floor
Chicago, IL 60601

BARCODE

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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0000228542_2 R1.0.0.51160

Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01 James E. Annable

02 George N. Cochran

03 Kathleen M. Cronin

04 Douglas G. Geoga

05 Robert J. Joyce

06 Christopher B. Sarofim

07 Donald G. Southwell

08 David P. Storch

The Board of Directors recommends you vote FOR proposals 2 and 3.

3. Vote on ratification of the amendment to the Company's Bylaws to include an executive forum provision.

NOTE: The proxies are authorized to vote in their discretion on other business as may properly come before the meeting or any adjournment or postponement thereof.

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